STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                               MLC HOLDINGS, INC.,

                                    CLG Inc.,

                                       AND

                                  CENTURA BANK

                      AS THE SOLE SHAREHOLDER OF CLG, INC.

                           Dated as of August 31, 1999



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                                TABLE OF CONTENTS
                                                                                                             Page
Parties.......................................................................................................1
Background....................................................................................................1
ARTICLE 1-TRANSACTIONS AND TERMS OF ACQUISITION...............................................................1
     1.1      Acquisition.....................................................................................1
     1.2      Time and Place of Closing.......................................................................1
     1.3      Effective Time..................................................................................1
ARTICLE 2-CONSIDERATION.......................................................................................1
     2.1      Consideration...................................................................................1
     2.2      Exchange Procedures.............................................................................2
ARTICLE 3-REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SOLE SHAREHOLDER...................................2
     3.1      Organization, Standing, and Foreign Qualification...............................................2
     3.2      Authority of Seller and the Sole Shareholder; No Breach By Agreement............................2
     3.3      Validity of Contemplated Transactions, Restrictions.............................................3
     3.4      Capital Stock...................................................................................3
     3.5      Subsidiaries and Investments....................................................................3
     3.6      Financial Statements............................................................................3
     3.7      Absence of Undisclosed Liabilities..............................................................3
     3.8      Absence of Changes..............................................................................4
     3.9      Tax Matters.....................................................................................4
     3.10     Title to Assets; Encumbrances; Condition........................................................4
     3.11     Real Property...................................................................................5
     3.12     Intellectual Property...........................................................................5
     3.13     Computer Software and Databases.................................................................6
     3.14     Accounts Receivable.............................................................................6
     3.15     Insurance.......................................................................................6
     3.16     Compliance with Law.............................................................................6
     3.17     Environmental...................................................................................7
     3.18     Litigation and Claims...........................................................................7
     3.19     Benefit Plans...................................................................................8
     3.20     Contracts.......................................................................................9
     3.21     Suppliers and Customers.........................................................................10
     3.22     Labor Matters...................................................................................10
     3.23     Interested Transactions.........................................................................11
     3.24     Leases..........................................................................................11
     3.25     Eligibility Under Section 338(h)(10)............................................................11
     3.26     Brokers and Finders.............................................................................11
     3.27     Only Representations............................................................................11
ARTICLE 4-REPRESENTATIONS AND WARRANTIES OF PURCHASER.........................................................11
     4.1      Organization, Standing, and Foreign Qualification...............................................11
     4.2      Authority and Binding Effect....................................................................12
     4.3      Validity of Contemplated Transactions, Restrictions.............................................12


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     4.4      Capital Stock...................................................................................12
     4.5      SEC Filings; Financial Statements...............................................................12
     4.6      Absence of Undisclosed Liabilities..............................................................13
     4.8      Brokers and Finders.............................................................................13
     4.9      Only Representations............................................................................13
ARTICLE 5-COVENANTS AND ADDITIONAL AGREEMENTS OF SELLER, THE SOLE SHAREHOLDER, AND PURCHASER..................13
     5.1      Conduct of Business Pending Consummation........................................................13
     5.2      Right of Inspection; Access.....................................................................14
     5.3      Confidentiality.................................................................................14
     5.4      Schedules.......................................................................................14
     5.5      Other Offers and Exclusive Dealing..............................................................15
     5.6      Certain Tax Matters.............................................................................15
     5.7      Consents and Approvals..........................................................................15
     5.8      Supplying Financial Statements..................................................................15
     5.9      Consummation of Transactions; Closing Conditions................................................15
     5.10     Expenses........................................................................................15
     5.11     Further Assurances..............................................................................16
     5.12     Qualification and Corporate Existence...........................................................16
     5.13     Repayment of Debts to Seller....................................................................16
     5.14     Employee Benefits and Contracts.................................................................16
     5.15     Exchange Listing................................................................................16
     5.16     Press Releases..................................................................................17
     5.17     Representations of the Sole Shareholder.........................................................17
     5.18     Information Pursuant to Regulation D............................................................17
     5.19     Undertaking of the Sole Shareholder - SEC Rule 144..............................................17
     5.20     Registration Rights.............................................................................18
     5.21     Employment Agreements...........................................................................22
     5.22     Bank Loans......................................................................................23
     5.23     Reimbursement of Security Deposits..............................................................23
     5.24     Inventory and Leasehold Improvements............................................................23
     5.25     Termination of Commission Plan..................................................................24
     5.26     Election Under Section 338(h)(10)...............................................................24
     5.27     Shareholders'Equity of Seller...................................................................24
     5.28     Office Lease....................................................................................24
     5.29     Nonsolicitation.................................................................................32
ARTICLE 6-CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER....................................................25
     6.1      Representations True and Covenants Performed at Effective Time..................................25
     6.2      Certified Copies of Resolutions; Incumbency Certificate.........................................25
     6.3      No Injunction, Etc..............................................................................25
     6.4      No Material Adverse Change......................................................................25
     6.5      Opinions of Counsel.............................................................................25
     6.6      Hart-Scott Act Approval.........................................................................25
     6.7      Exchange Listing................................................................................26
     6.8      Financing.......................................................................................26
     6.9      Year 2000 Compliance............................................................................26
     6.10     Financial Statements............................................................................26
     6.11     Board Approval..................................................................................35
ARTICLE 7-CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND THE SOLE SHAREHOLDER..............................26
     7.1      Representations True and Covenants Performed at Closing.........................................26
     7.2      Certified Copies of Resolutions; Incumbency.....................................................27
     7.3      No Injunction, Etc..............................................................................27
     7.4      Hart-Scott Act Approval.........................................................................27
     7.5      Exchange Listing................................................................................27
ARTICLE 8-SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION......................................27
     8.1      Survival of Representations and Warranties......................................................27
     8.2      Obligation of the Sole Shareholder to Indemnify.................................................28
     8.3      Obligation of Purchaser to Indemnify............................................................28
     8.4      Notice of Loss or Asserted Liability............................................................28
     8.5      Opportunity to Contest..........................................................................29
     8.6      Limitations on Indemnification..................................................................29
     8.7      Subrogation Rights..............................................................................29
     8.8      Tax Effect......................................................................................30
     8.9      Indemnification Payments........................................................................30
     8.10     Indemnification Exclusive Remedy................................................................30
     8.11     Arbitration.....................................................................................30
ARTICLE 9-TERMINATION.........................................................................................30
     9.1      Method of Termination...........................................................................30
     9.2      Notice of Termination...........................................................................31
     9.3      Effect of Termination...........................................................................31
     9.4      Risk of Loss....................................................................................31
ARTICLE 10-DEFINITIONS........................................................................................31
ARTICLE 11-MISCELLANEOUS......................................................................................36
     11.1     Notices.........................................................................................36
     11.2     Entire Agreement................................................................................37
     11.3     Modifications, Amendments, and Waivers..........................................................37
     11.4     Successors and Assigns..........................................................................38
     11.5     Time of the Essence.............................................................................38
     11.6     Table of Contents; Captions; References.........................................................38
     11.7     Governing Law...................................................................................38
     11.8     Pronouns........................................................................................38
     11.9     Severability....................................................................................38
     11.10    Counterparts....................................................................................38
     11.11    Interpretations.................................................................................38
SIGNATURES....................................................................................................40



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                             EXHIBITS AND SCHEDULES

Schedule 3.1               Organization, Standing, and Foreign Qualification
Schedule 3.7               Absence of Undisclosed Liabilities
Schedule 3.8               Dividends and Distributions
Schedule 3.9               Tax Matters
Schedule 3.10              Title to Assets; Encumbrances, Conditions
Schedule 3.11(a)           Owned Real Property
Schedule 3.11(c)           Leased Real Property
Schedule 3.12              Intellectual Property
Schedule 3.13              Computer Software and Databases
Schedule 3.15              Insurance
Schedule 3.17              Environmental
Schedule 3.18              Litigation and Claims
Schedule 3.19              Benefit Plans and Benefit Plan Matters
Schedule 3.20(a)(i)        Real Property Contracts
Schedule 3.20(a)(ii)       Personal Property Contracts
Schedule 3.20(a)(iii)      Purchase Orders - Non Capital Assets
Schedule 3.20(a)(iv)       Purchase Orders - Capital Assets
Schedule 3.20(a)(v)        Sales
Schedule 3.20(a)(vi)       Employment; Other Affiliate Contracts
Schedule 3.20(a)(vii)      Sales Representatives
Schedule 3.20(a)(viii)     Any Other Contracts
Schedule 3.20(b)           No Default
Schedule 3.21              Large Suppliers and Large Customers
Schedule 3.22              Labor Matters
Schedule 3.23              Interested Transactions
Schedule 5.14              Employee Benefits and Contracts
Schedule 5.22              Leases
Schedule 5.24              Assets
Schedule 5.28              Significant Customers
Exhibit 6.5                Form of Opinion of Joseph A. Smith, Jr.
Exhibit 6.9                Commitment Letter





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                            STOCK PURCHASE AGREEMENT


                  THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of August 31, 1999, by and among MLC HOLDINGS, INC. ("Purchaser"), a Delaware corporation; CLG, INC. ("Seller"), a North Carolina corporation; and CENTURA BANK, a North Carolina banking corporation and the sole shareholder of Seller (the "Sole Shareholder").


                                   BACKGROUND

                  This Agreement provides for the acquisition of Seller by Purchaser in consideration of a combination of cash and common stock of Purchaser. As a result, Seller shall continue to conduct its business and operations as a wholly owned subsidiary of Purchaser. The transactions described in this Agreement are subject to the expiration of the required waiting period under the Hart-Scott Act and the satisfaction of certain other conditions described in this Agreement.

                  Certain terms used in this Agreement are defined in Article 10 of this Agreement.

                  IN CONSIDERATION OF the foregoing, the mutual covenants, agreements, representations, and warranties contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1
                      TRANSACTIONS AND TERMS OF ACQUISITION

     1.1 Acquisition. Subject to the terms and conditions of this Agreement, at the Effective Time, the Sole Shareholder shall sell and Purchaser shall purchase all of the outstanding shares of capital stock and rights to purchase outstanding shares of capital stock of Seller (the "Acquisition"). Seller shall become a wholly-owned Subsidiary of Purchaser and shall continue to be a corporation governed by the Laws of the State of North Carolina. The Acquisition shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Seller and the Sole Shareholder.

     1.2 Time and Place of Closing. The closing of the transactions contemplated hereby (the "Closing") will take place at 11:00 A.M. on the date that the Effective Time occurs, or at such other time as the Parties, acting through their authorized officers, may mutually agree (the "Closing Date"). The Closing shall be held at the offices of Alston & Bird LLP, 601 Pennsylvania Avenue, N.W., North Building, 11th Floor, Washington, D.C. 20004-2601, or such other location as may be mutually agreed upon by the Parties.

     1.3 Effective Time. The Acquisition and other transactions contemplated by this Agreement shall become effective (the "Effective Time") on the third business day after the effective date (including expiration of any applicable waiting period) of the last required Consent of any Governmental Authority having authority over and approving or exempting the Acquisition, provided that in no event shall the Effective Time occur after September 30, 1999.


                                   ARTICLE 2
                                  CONSIDERATION

     2.1 Consideration. At the Effective Time, Purchaser shall purchase and the Sole Shareholder shall sell and convey free and clear of all liens and encumbrances all shares of Seller Common Stock (including any associated Seller Equity Rights), in consideration of Purchaser delivering (i) a cash payment in the amount of $33,465,000, and (ii) that number of shares of Purchaser Common Stock equal to the quotient obtained by dividing (1) $3,045,000 by (2) the Average Closing Price; provided, that at Purchaser's sole election, up to $1,965,000 of the $33,465,000 cash payment to be made pursuant to clause



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(i) may be paid in shares of Purchaser Common Stock,  with such number of shares of Purchaser Common Stock to be issued pursuant to this proviso being determined by dividing that amount of cash elected by Purchaser to be paid in shares of Purchaser Common Stock pursuant to this proviso, up to a maximum of $1,965,000, by (ii) the Average Closing Price. For purposes of this Agreement, the phrase "Average Closing Price" shall mean the average of the closing prices of Purchaser Common Stock on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Purchaser) for the ten (10) full trading days ending on the fifth full trading day immediately preceding the Closing Date; provided however, that in the event the Average Closing Price shall be less than $7.00, the Average Closing Price shall be deemed to be $7.00..

     2.2 Exchange Procedures. On the Closing Date, the Sole Shareholder shall surrender and endorse to Purchaser the certificate or certificates representing all outstanding shares of Seller Common Stock and shall upon surrender thereof receive in exchange therefor (i) the Cash Payment (without interest), by wire transfer of immediately available funds, or in such other form and manner as may be mutually satisfactory, and (ii) certificates representing the shares of Purchaser Common Stock calculated as provided in Section 2.1


                                   ARTICLE 3
        REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SOLE SHAREHOLDER

                  Each of Seller and the Sole Shareholder hereby jointly and severally represents and warrants to Purchaser that the statements made in this
Article 3 are accurate as of the date of this Agreement (or as of such other date as is indicated below), and shall be accurate as of the Effective Time, except as disclosed in the Schedules attached hereto.

     3.1 Organization, Standing, and Foreign Qualification. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of North Carolina with the corporate power and authority to carry on its business and to own, lease, and operate its Assets. Seller is duly qualified or licensed to transact business as a foreign corporation in good standing in the jurisdictions listed in Schedule 3.1, and the character of its Assets or the nature of its business do not require such qualification or licensing in any other jurisdiction wherein the failure to be duly qualified or licensed is reasonably likely to have a Material Adverse Effect on Seller. Copies of Seller's Articles of Incorporation and all amendments thereto (certified by the Secretary of State of the State of North Carolina) and Seller's Bylaws and all amendments thereto (certified by the Secretary of Seller), are attached hereto as part of Schedule 3.1. Copies of the corporate minutes of Seller, which have been or will be made available to Purchaser for review, accurately reflect all proceedings of the shareholders and the Board of Directors (and all committees thereof) of Seller.

     3.2 Authority of Seller and the Sole Shareholder; No Breach By Agreement.

     (a) Seller has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including the Acquisition. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Acquisition, have been duly and validly authorized by all necessary corporate and shareholder action in respect thereof on the part of Seller. This Agreement represents a legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) The Sole Shareholder has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including the Acquisition. The execution, delivery, and performance of this Agreement and the consummation of

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the transactions contemplated herein, including the Acquisition,  have been duly and validly authorized by all necessary corporate and shareholder action in respect thereof on the part of the Sole Shareholder. This Agreement represents a legal, valid, and binding obligation of the Sole Shareholder, enforceable against the Sole Shareholder in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     3.3 Validity of Contemplated Transactions, Restrictions. The execution, delivery, and performance of this Agreement by Seller and the Sole Shareholder and the consummation of the transactions contemplated hereby, will not (i) violate any provision of the Articles of Incorporation or Bylaws of Seller or the Sole Shareholder, or any Law or Order relating to Seller or the Sole Shareholder, (ii) result in a Default under, or require the consent or approval of any party to, any Contract or License of Seller or the Sole Shareholder, or
(iii) result in the creation or imposition of any Lien on any of the Assets of Seller

     3.4 Capital Stock.

     (a) The authorized capital stock of Seller consists of (i) 25,000,000 shares of Seller Class A Common Stock, of which 4,500 shares are issued and outstanding as of the date of this Agreement and not more than 4,500 shares will be issued and outstanding at the Effective Time and (ii) 25,000,000 shares of Seller Class B Common Stock, of which no shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of capital stock of Seller are duly and validly issued and outstanding, are fully paid and nonassessable under the NCBCA, and are held by the Sole Shareholder. None of the outstanding shares of capital stock of Seller has been issued in violation of any preemptive rights of the current or past shareholders of Seller.

     (b) Except as set forth in Section 3.4(a), there are no shares of capital stock or other equity securities of Seller outstanding and no outstanding Equity Rights relating to the capital stock of Seller. The Sole Shareholder is the owner of all right, title, and interest (legal and beneficial), free and clear of all Liens in and to all of the issued and outstanding shares of Seller's capital stock. Except as specifically contemplated by this Agreement, no Person has any Contract or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract for the purchase from the Sole Shareholder of any of the shares of Seller capital stock, or any Contract or Equity Right for the purchase, subscription or issuance of any securities of Seller.

     3.5 Subsidiaries and Investments. Seller has no Subsidiaries and does not currently own, directly or indirectly, any capital stock or other equity, ownership, proprietary, or voting interest in any Person.

     3.6 Financial Statements. The Seller Financial Statements (i) are in accordance with the books and records of Seller and (ii) present fairly in all respects the financial position of Seller as of the dates indicated and the results of its operations and its cash flows for the periods then ended in accordance with GAAP, consistently applied. The Seller Financial Statements contain all adjustments necessary to present fairly the financial condition of Seller as of the respective dates indicated and the results of operations of Seller for the respective periods indicated, except for normal audit adjustments.

     3.7 Absence of Undisclosed Liabilities. Except as set forth on Schedule 3.7, there are no Undisclosed Liabilities or any basis for or threat of an assertion against Seller or the Assets of any Undisclosed Liability, except for Liabilities incurred since the Unaudited Balance Sheet Date in the ordinary course of business consistent with past practice.

     3.8 Absence of Changes. Since the Unaudited Balance Sheet Date, (i) Seller has carried on its business only in the ordinary course consistent with past practice, (ii) there has been no Material Adverse Change, and there has been no event or circumstance which is reasonably anticipated to result in a Material Adverse Change, with respect to Seller, (iii) Seller has not made any change in any method of accounting or accounting practice, and (iv) Seller has not

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canceled,  modified or waived, without receiving payment or performance in full, any (1) Liability owed to Seller, including without limitation, any receivable of Seller from any Affiliate or any Related Party to an Affiliate, (2) Litigation Seller may have against other Persons, or (3) other Material rights of Seller. Except as disclosed on Schedule 3.8, since July 31, 1999, Seller has not directly or indirectly declared, paid or authorized any dividends or other distributions or payments in respect of its shares or securities.

     3.9 Tax Matters. Except as set forth in Schedule 3.9:

     (a) The Sole Shareholder will file, within 90 days after the period end, for all periods ending at the Effective Time with the appropriate Governmental Authorities all required Tax Returns in all jurisdictions in which the Tax Returns are required to be filed, and such Tax Returns are Materially correct and complete in all respects. Seller is not the beneficiary of any extension of time within which to file any Tax Return. All Taxes (whether or not shown on any Tax Return) for all periods ended on or before December 31, 1998, have been fully paid or appropriate deposits or adequate accruals have been made therefor on the Unaudited Balance Sheet. To the Knowledge of Seller, no basis exists for any Material additional assessment of any Taxes.

     (b) The reserves for Taxes in the Unaudited Balance Sheet are Materially sufficient for the payment of all unpaid Liabilities for Taxes of Seller (whether or not disputed) for all activities which occurred and all Assets owned during the periods ended on or before the Unaudited Balance Sheet Date. Since the Unaudited Balance Sheet Date, Seller has not incurred any Liability for Taxes other than in the ordinary course of business and no such Tax Liability so incurred is Material. Seller has not been delinquent in the payment of any Tax, assessment, deposit or other charge by any Governmental Authority and no Liability is pending or has been assessed, asserted or threatened against Seller in connection with any Tax and to the Knowledge of Seller, there is no basis for any such Liability. Seller has not received any notice of assessment or proposed assessment in connection with any Tax Returns and there are no pending Tax examinations of or Tax claims asserted against Seller, including without limitation, any claim by any Governmental Authority in any jurisdiction where Seller did not file Tax Returns that Seller is or may be subject to or liable for Taxes imposed by that Governmental Authority or jurisdiction. There are no Liens for any Taxes (other than any Lien for current real property or ad valorem Taxes not yet due and payable) on any of the Assets or assets of Seller.

     (c) None of Seller's Tax Returns is currently being audited by the IRS or any other Governmental Authority and Seller has neither waived any statute of limitations in respect of Taxes nor agreed to a Tax assessment or deficiency. Seller has not filed any consent under Section 341(f) of the Code relating to collapsible corporations.

     3.10 Title to Assets; Encumbrances; Condition.

     (a) Seller has good, valid, and, in the case of the Owned Real Property, marketable and insurable title to all of Seller's Assets free and clear of any and all Liens, except Permitted Liens. Schedule 3.10 describes all documents evidencing the Liens upon Seller's Assets and copies of all title insurance policies relating to any of the Owned Real Property.

     (b) Each of the improvements on any Leased Real Property and each item of Owned Personal Property is in good condition and repair, reasonable wear and tear excepted, and is usable in the ordinary course of business consistent with past practices. Each improvement on any Leased Real Property and each item of Owned Personal Property is, in the opinion of Seller, adequate for its present and intended uses and operation and Seller has no intention to use or operate any such improvement or any item of Owned Personal Property other than as presently used or operated.

     3.11 Real Property.

     (a) Schedule 3.11(a) contains a description (including, without limitation, a legal description) of all of the Owned Real Property. Any and all rights and easements for public vehicular ingress thereto and egress therefrom (including curb-cut rights from adjacent public streets) necessary for the Seller's

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business as presently  conducted  are available to the Owned Real  Property.  No facts or circumstances exist which do, or potentially may, adversely affect any of the ordinary rights of access to and from the Owned Real Property, from and to the existing public highways and roads, and, to the Knowledge of Seller,
there  is  no  pending  or  threatened  denial,  revocation,   modification,  or
restriction of such access.

     (b) Immediately prior to the Effective Time, there will be no Persons in possession of the Owned Real Property or any part thereof other than Seller. No claim or right of adverse possession by any Third Party has been claimed or threatened with respect to the Owned Real Property and none of such property is subject to any Order for its sale, condemnation, expropriation, or taking (by eminent domain or otherwise) by any Governmental Authority nor, to the Knowledge of Seller, has any such sale, condemnation, expropriation, or taking been proposed or threatened. Seller has not received any notice from any Governmental Authority with regard to encroachments on or off the Owned Real Property, violations of building codes, zoning, subdivision, or other similar Laws or other material defects in the good, valid, marketable, and insurable title of said Owned Real Property.

     (c) Schedule 3.11(c) contains a description of all Leased Real Property. Each of the Contracts of Seller relating to such Leased Real Property is fully and accurately identified and described (including, without limitation, duration, significant terms and details of purchase options, if any) in Schedule 3.20(a)(i) and each such Contract is in full force and effect. Neither the Leased Real Property nor any of Seller's right, title, or interest therein is affected by any Lien, prior interests, or superior interests of any nature whatsoever that will, or potentially could, terminate or otherwise adversely affect such Leased Real Property or any of Seller's right, title, and interest therein.

     (d) All of the Real Property is in compliance in all respects with all applicable zoning or similar land use restrictions of all Governmental
Authorities having jurisdiction thereof and with all recorded restrictions, covenants, and conditions affecting any of the Real Property and Seller has performed in all respects all affirmative covenants relating to the Real Property and required to be performed by Seller.

     3.12 Intellectual Property.

     (a) Schedule 3.12 contains a list of all of Seller's Intellectual Property. All Licenses included in Seller's Intellectual Property are in full force and effect and constitute legal, valid, and binding obligations of the respective parties thereto and there have not been and there currently are not any Defaults thereunder by any party. Neither Seller nor any of its predecessors or Affiliates (or any goods or services sold by any of them) has violated, infringed upon, or unlawfully or wrongfully used the Intellectual Property of others and, to the Knowledge of Seller, none of Seller's Intellectual Property or any related rights or any customer lists, supplier lists, or mailing lists, as used in Seller's business now or heretofore conducted by Seller, infringes upon or otherwise violates the rights of others, nor has any Person asserted a claim of such infringement or misuse. Except as set forth on Schedule 3.12, Seller has taken all reasonable measures to enforce, maintain, and protect its interests and, to the extent applicable, the rights of Third Parties, in and to Seller's Intellectual Property. Seller has all right, title, and interest in the Intellectual Property identified on Schedule 3.12. The consummation of the transactions contemplated by this Agreement will not alter or impair any Intellectual Property rights of Seller or result in a Default under any Contract of Seller. Seller is not obligated nor has Seller incurred any Liability to make any payments for royalties, fees, or otherwise to any Person in connection with any of Seller's Intellectual Property. All patents, trademarks, trade names, service marks, assumed names, and copyrights and all registrations thereof included in or related to Seller's Intellectual Property are valid, subsisting, and in full force and effect.

     (b) No present or former officer, director, partner, or employee of Seller owns or has any proprietary, financial, or other interest, direct or indirect, in any of Seller's Intellectual Property. No officer, director, partner, or employee of Seller has entered into any Contract that requires such officer, director, partner, or employee to assign any interest to inventions or other Intellectual Property or keep confidential any trade secrets, proprietary data, customer lists, or other business information or which restricts or prohibits such officer, director, partner, or employee from engaging in competitive activities with or the solicitation of customers from any competitor of Seller.

     3.13 Computer Software and Databases. Schedule 3.13 identifies all Computer Software and Databases owned, licensed, leased, internally developed, or otherwise used in connection with Seller's business ("Seller's Computer Software and Databases"). Seller has all Computer Software and Databases that are necessary to conduct Seller's business as presently conducted by Seller and all documentation relating to all such Computer Software and Databases. Seller's Computer Software and Databases perform in accordance with the documentation related thereto or used in connection therewith and are free of defects in programming and operation. Schedule 3.13 identifies each Person to whom Seller, in the last two (2) years, has sold, licensed, leased, or otherwise transferred or granted any interest or rights to any of Seller's Computer Software and Databases and the date of each such sale, license, lease, or other transfer or grant.

     3.14 Accounts Receivable. The Accounts Receivable are validly existing and enforceable by Seller in accordance with the terms of the instruments or documents creating them. The allowance for collection losses on the Unaudited Balance Sheet was established in the ordinary course of business consistent with past practices and in accordance with GAAP. The Accounts Receivable represents monies due for, and have arisen solely out of, bona fide sales and deliveries of goods, performance of services, and other business transactions in the ordinary course of business consistent with past practices. None of the Accounts Receivable represent monies due for goods either sold on consignment or sold on approval. There are no refunds, discounts, or other adjustments payable with respect to any such Accounts Receivable, and, to the Knowledge of Seller, there are no defenses, rights of set-off, counterclaims, assignments, restrictions, encumbrances, or conditions enforceable by Third Parties on or affecting any Account Receivable.

     3.15 Insurance. All of the Assets and the operations of Seller of an insurable nature and of a character usually insured by companies of similar size and in similar businesses are insured by Seller in such amounts and against such losses, casualties or risks as is (i) usual in such companies and for such assets, operations, and businesses, (ii) required by any Law applicable to Seller, or (iii) required by any Contract of Seller relating to Seller's business. Schedule 3.15 contains a complete and accurate list of all insurance policies held or owned by Seller and now in force and such Schedule indicates the name of the insurer, the type of policy, the risks covered thereby, the amount of the premiums, the term of each policy, the policy number and the amounts of coverage and deductible in each case and all outstanding claims thereunder as of the date hereof. All such policies are in full force and effect and enforceable in accordance with their terms. Seller is not now in Default regarding the provisions of any such policy, including, without limitation, failure to make timely payment of all premiums due thereon, and has not failed to give any notice or present any claim thereunder in due and timely fashion. Seller has not been refused, or denied renewal of, any insurance coverage in connection with the ownership or use of the Assets or the operation of Seller's business. In addition to the deductibles set forth on Schedule 3.15, such Schedule discloses all risks that are self-insured by Seller that in the ordinary course of business would reasonably be insured by companies of similar size.

     3.16 Compliance with Law. Seller is in compliance in all respects with all Laws, Licenses, and Orders applicable to, required of or binding on Seller, and Seller has no Knowledge of any basis for any claim of current or past Material non-compliance with any such Law, License, or Order. No notices from any Governmental Authority with respect to any failure or alleged failure of Seller, to comply in all respects with any Law, License, or Order have been received by Seller, nor, to the Knowledge of Seller, are any such notices proposed or threatened.

     3.17 Environmental.Except as set forth in Schedule 3.17:

     (a) There are no Environmental Claims (or any Litigation against any Person whose Liability for environmental matters, or any violation of Environmental Laws, Seller has or may have retained or assumed contractually or by operation of Law) pending or threatened with respect to (i) the ownership, use, condition, or operation of Seller's business, or any Asset currently held by Seller or any Asset formerly held for use or sale by Seller or any of its predecessors, or
(ii) any violation or alleged violation of any Environmental Law or any Order related to environmental matters. There are no existing violations of (i) any Environmental Law, or (ii) any Order related to environmental matters, with respect to the ownership, use, condition, or operation of Seller's business, any Asset currently held by Seller or any Asset formerly held for use or sale by Seller or any of its predecessors or any of its current or former Subsidiaries, except for violations which are not reasonably likely to have a Material Adverse Effect on Seller. Neither Seller nor any of its predecessors nor anyone known to Seller has, to the Knowledge of Seller, used any Assets or premises of Seller or any of its predecessors or any part thereof for the handling, treatment, storage, or disposal of any Hazardous Substances.

     (b) Except as set forth on Schedule 3.17, no release, discharge, spillage, or disposal of any Hazardous Substances has occurred or is occurring at any Assets of Seller or any of its predecessors or any part thereof while or before such Assets or premises were owned, leased, operated, or managed, directly or indirectly, by Seller.

     (c) No soil or water in, under, or adjacent to any Assets or premises of Seller or Assets formerly held for use or sale by Seller or any of its predecessors or any of its current or former Subsidiaries has been contaminated by any Hazardous Substance while or before such Assets or premises were owned, leased, operated, or managed, directly or indirectly, by Seller or any of its predecessors or any of its current or former Subsidiaries.

     (d) All waste containing any Hazardous Substances generated, used, handled, stored, treated, or disposed of (directly or indirectly) by Seller or any of its predecessors or any of its current or former Subsidiaries has been released or disposed of in compliance with all applicable reporting requirements under any Environmental Laws and Seller is not aware of any Environmental Claim with respect to any such release or disposal.

     (e) All underground tanks and other underground storage facilities presently or previously located at any real property owned, leased, operated, or managed by Seller or any of its predecessors or any such tanks or facilities located at any real property while such real property was owned, leased, operated, or managed by Seller or any of its predecessors are listed, together with the capacity and contents (former and current) of each such tank or facility, in Schedule 3.17. None of such underground tanks or facilities is leaking or, to the Knowledge of Seller, has ever leaked.

     (f) Seller and each of its predecessors has complied in all respects with all applicable reporting requirements under all Environmental Laws concerning the disposal or release of Hazardous Substances and neither Seller nor any of its predecessors or any of its current or former Subsidiaries has made any such reports concerning any real property or concerning the operations or activities of Seller or any of its predecessors.

     (g) No building or other  Improvement or any real property  owned,  leased,
operated,  or  managed  by  Seller  contains  any  friable   asbestos-containing
materials.

     3.18 Litigation and Claims. Schedule 3.18 contains a list of all Litigation pending or, to the Knowledge of Seller, threatened against the Seller or any of its Assets and all outstanding Orders binding upon Seller or Seller's securities. There are no pending or, to the Knowledge of Seller, threatened investigations or inquiries regarding Seller by any Governmental Authority.
Schedule 3.18 describes all inspection reports, questionnaires, inquiries, demands, requests for information, and claims of Material violations or noncompliance with any Law received by Seller from any Governmental Authority and all written statements or responses of Seller with respect thereto.

     3.19 Benefit Plans.

     (a) Schedule 3.19 contains a list of every Employee Benefit Plan of Seller to which Seller has any obligation to make contributions or in which employees of Seller are participating. Except as set forth on Schedule 3.19, no Employee Benefit Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

     (b) The Employee Benefit Plans listed on Schedule 3.19 have been or will be made available to Purchaser for review, including: (i) copies of all trust agreements or other funding arrangements for such Employee Benefit Plans (including insurance contracts), and all amendments thereto; (ii) with respect to any such Employee Benefit Plans or amendments, all determination letters, rulings, opinion letters, information letters, or advisory opinions issued by the United States Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation after December 31, 1974;
(iii) annual reports or returns, audited or unaudited Seller Financial Statements, actuarial valuations and reports and summary annual reports prepared for any Employee Benefit Plan with respect to the most recent three plan years; and (iv) the most recent summary plan descriptions and any material modifications thereto.

     (c) The Employee Benefit Plans listed on Schedule 3.19 and the related trusts subject to ERISA comply with and have been administered in Material compliance with, (i) the provisions of ERISA, (ii) all provisions of the Code relating to qualification and tax exemption under Code Sections 401(a) and 501(a) or otherwise applicable to secure intended tax consequences, (iii) all applicable state or federal securities Laws, and (iv) all other applicable Laws and collective bargaining agreements, and Seller has not received any notice from any Governmental Authority questioning or challenging such compliance. With respect to the Employee Benefit Plans listed on Schedule 3.19, no event has occurred which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Seller, except Liabilities that are disclosed, accrued, or reserved against in the Seller Financial Statements.

     (d) No oral or written representation or communication with respect to any aspect of the Employee Benefit Plans has been made to employees of Seller prior to the date hereof which is not in accordance with the written or otherwise preexisting terms and provisions of such plans. There are no unresolved claims or disputes under the terms of, or in connection with, the Employee Benefit Plans other than claims for benefits which are payable in the ordinary course and no Litigation has been commenced with respect to any Employee Benefit Plan.

     (e) Except as disclosed in Schedule 3.19, all Employee Benefit Plan documents and annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports and summary plan descriptions issued with respect to the Employee Benefit Plans disclosed in such Schedule are correct and complete in all respects and there have been no Material changes in the information set forth therein.

     (f) Except as disclosed in Schedule 3.19, there has been no (i) "reportable event" (as defined in Section 4043 of ERISA), or event described in Section 4062(e) or Section 4063 of ERISA, or (ii) termination or partial termination, withdrawal or partial withdrawal with respect to any of the ERISA Plans which Seller maintains or contributes to or has maintained or contributed to. Except as disclosed in Schedule 3.19, Seller has incurred no liability under Title IV of ERISA as a result of its membership in a "controlled group" as defined in ERISA ss. 4001(b)(14).

     (g) For any ERISA Plan which is an employee pension benefit plan as defined in ERISA ss. 3(2) and except as disclosed in Schedule 3.19, the fair market value of such Plan's assets equals or exceeds the present value of all benefits (whether vested or not) accrued to date by all present or former participants in such Plan. For this purpose the assumptions prescribed by the Pension Benefit Guaranty Corporation for valuing plan assets or liabilities upon plan termination shall be applied and the term "benefits" shall include the value of all benefits, rights and features protected under Code Section 411(d)(6) or its successors and any ancillary benefits (including disability, shutdown, early retirement and welfare benefits) provided under any such employee pension benefit plan.

     (h) Except as set for the on Schedule 3.19, Seller has not, and does not, maintain an Employee Benefit Plan providing welfare benefits (as defined in ERISA Section 3(1)) to employees after retirement or other separation of service except to the extent required under Part 6 of Title I of ERISA or Code Section 4980B or their successors. Except as set forth on Schedule 3.19, Seller does not have any Liability for retiree health and life benefits under any Employee Benefit Plan and there are no restrictions on the rights of Seller to amend or terminate any such retiree health or benefit plan without incurring Liability thereunder.

     (i) Except as set forth on Schedule 3.19, the consummation of the transactions contemplated by this Agreement will not (1) entitle any current or former employee of Seller to severance pay, unemployment compensation, or any payment contingent upon a change in control or ownership of Seller, or (2) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such employee or former employee.

     3.20 Contracts.

     (a) Description.

          (i) Real Property. Schedule 3.20(a)(i) contains a list or brief description of all Contracts affecting or relating to the Owned and Leased Real Property, including, without limitation, Contracts evidencing Liens and including those referred to in Schedule 3.10.

          (ii) Personal Property. Schedule 3.20(a)(ii) contains a list or brief description of all Contracts affecting or relating to the Owned and Leased Personal Property, including, without limitation, Contracts evidencing Liens and, including those referred to in Schedule 3.1018 (other than Contracts affecting rights in the Owned and Leased Personal Property each of which does not involve the payment by Seller of more than $1,000 per month or $12,000 per year or that can be cancelled by Seller within 60 days without Liability).

          (iii) Purchase Orders-Non-Capital   Assets.   Schedule   3.20(a)(iii)
     contains a list of all outstanding Contracts for the acquisition or sale of goods, Assets, or services (other than purchase orders or other commitments for the acquisition of capital Assets), all of which were executed in the ordinary course of business consistent with past practice by Seller (other than purchase orders and other commitments which do not exceed $25,000 each or that can be cancelled by Seller within 60 days without Liability).

          (iv) Purchase Orders-Capital Assets. Schedule 3.20(a)(iv) contains a list of all outstanding Contracts of Seller for the acquisition of capital Assets that were executed in the ordinary course of business consistent with past practice of Seller (other than purchase orders and other commitments which do not exceed $25,000 each or that can be cancelled by Seller within 60 days without Liability).

          (v) Sales. Schedule 3.20(a)(v) contains a list or brief description of all Contracts (other than those that can be cancelled by Seller within 60 days without Liability) for the sale of products or the performance of services by Seller and which exceed $100,000 each.

          (vi) Employment; Other Affiliate Contracts. Schedule 3.20(a)(vi) contains a list or brief description of all Contracts with any employee, officer, agent, consultant, sales representative, distributor, dealer, or Affiliate of Seller (other than those that can be cancelled by Seller within 60 days without Liability).

          (vii) Sales Representatives. Schedule 3.20(a)(vii) contains a list or brief description of all Contracts with any agent, broker, sales representative of, or any Person in a similar representative capacity for, Seller, including, but not limited to, any Person entitled to fees or commissions from Seller.

          (viii) Any Other Contracts. Schedule 3.20(a)(viii) contains a list or brief description of any other Contracts of Seller (other than those that can be cancelled by Seller within 60 days without Liability) that: (1) provide for monthly payments in excess of $1,000; (2) payments provided for or actually made thereunder by or to Seller in any calendar year exceed $12,000; (3) requires performance by Seller of any obligation for a period of time extending beyond six months from the Effective Time or which is not terminable by Seller without penalty upon sixty (60) days or less notice;
     (4) evidences, creates, guarantees, or services indebtedness of Seller; (5) establishes or provides for any joint venture, partnership, or similar arrangement involving the Sole Shareholder or Seller; or (6) guarantees or endorses the Liabilities of any other Person.

The lists or descriptions in all Schedules referred to above are correct and complete in all respects as of the date hereof unless otherwise noted thereon.

     (b) No Default. Neither Seller nor any other party is in Default under any of the Contracts referred to in this Section 3.20 and there is no basis for any claim of Default under any of the foregoing. Each of the Contracts referred to in this Section 3.20 is in full force and effect and constitutes a valid, legal and binding agreement of the parties thereto, enforceable in accordance with its terms. The continuation, validity, and effectiveness of each of the Contracts referred to in this Section 3.20 will not be affected in any way by the consummation of the transactions contemplated by this Agreement.

     3.21 Suppliers and Customers. Schedule 3.21 contains a list of each supplier to whom payments were made which equaled or exceeded five percent (5%) of Seller's cost of goods sold for the fiscal year ended December 31, 1998 or to whom payments are projected to equal or exceed such percentage for the current fiscal year (the "Large Suppliers") and the percentage of Seller's cost of goods sold allocable to each Large Supplier for each such fiscal year. Schedule 3.21 contains a list of each customer from whom payments were received which equaled or exceeded five percent (5%) of Seller's gross sales for the fiscal year ended December 31, 1998 or from whom payments are projected to equal or exceed such percentage for the current fiscal year (the "Large Customers") and the percentage of Seller's gross sales allocable to each of such Large Customers for each such fiscal year. Except as reflected in Schedule 3.21, no Large Supplier is a sole source of supply of any good or service to Seller. The relationships of Seller with its Large Suppliers and Large Customers are good commercial working relationships and neither any of the Large Suppliers or any of the Large Customers has terminated, or threatened to terminate, its relationship with Seller or has during the last 12 months decreased or limited, or threatened to decrease or limit, its services, supplies or materials to Seller or its usage or purchase of the goods or services of Seller, as the case may be. Seller has no Knowledge that any of the Large Suppliers or any of the Large Customers intends to terminate or otherwise modify adversely to Seller its relationship with Seller or to decrease or limit its services, supplies or materials to Seller or its usage or purchase of the goods or services of Seller, as the case may be.

     3.22 Labor Matters. Schedule 3.22 contains a list of all employees whose direct annual compensation exceeds $100,000. Except as disclosed on Schedule 3.22, the employment of all employees of Seller is terminable at will by Seller without any penalty or severance obligation incurred by Seller. Except as set forth on Schedule 3.22, Seller is not a party to any union agreement or collective bargaining agreement or work rules or practices agreed to with any labor organization or employee association applicable to any employees of Seller and no attempt to organize any of the employees of the Business has been made, proposed or, to the Knowledge of Seller, threatened. No labor strike, dispute, slowdown, stoppage, or lockout is pending or, to the Knowledge of Seller, threatened against or affecting Seller and during the past five (5) years there has not been any such action. No unfair labor practice charge or complaint against Seller is pending or, to the Knowledge of Seller, threatened before the National Labor Relations Board or any similar Governmental Authority. Since the enactment of the Worker Adjustment and Retraining Notification Act (the "WARN Act"), Seller has not effectuated (i) a "plant closing" (as defined in the WARN
Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Seller, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of Seller; nor has Seller been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law. None of Seller's employees has suffered an "employment loss" (as defined in the WARN Act) since six (6) months prior to the date hereof.

     3.23 Interested Transactions. Schedule 3.23 contains a list of each Contract or other transaction to which Seller is a party with any Affiliate of Seller, any Related Party of any Affiliate of Seller (other than as a shareholder or employee of Seller), or any Person in which any of the foregoing (individually or in the aggregate) beneficially or legally owns, directly or indirectly, five percent (5%) or more of the equity or voting interests. Each of such Contracts and other transactions described in the preceding sentence was negotiated on an arm's length basis, contains pricing terms that reflected fair market value at the time entered into and otherwise contains terms and conditions comparable to those customarily contained in similar transactions between unrelated parties. None of the Persons described in the first sentence of this Section 3.23 owns, or during the last three (3) years has owned, directly or indirectly, beneficially or legally, (individually or in the aggregate) five percent (5%) or more of the equity or voting interests of any Person that competes with Seller.

     3.24 Leases. All leases that Seller holds in its portfolio are the legal, valid, and binding obligations of the lessee of each lease, enforceable in accordance with their terms at the present value of the book value of each lease (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, receivership, reorganization, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     3.25 Eligibility Under Section 338(h)(10). The Sole Shareholder represents that it filed a consolidated federal income tax return with Seller for the taxable year immediately preceding the current taxable year and that the Sole Shareholder is eligible to make an election under Section 338(h)(10) of the Code (and any comparable election under state, local, or foreign Tax Law) (the "338(h)(10) Election") with respect to Seller.

     3.26 Brokers and Finders. No finder or any agent, broker, or other Person acting pursuant to authority of Seller or the Sole Shareholder is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

     3.27 Only Representations. Except for the express representations and warranties contained in this Article 3, neither Seller nor the Sole Shareholder nor any person acting for them makes any other representation or warranty, express or implied, with respect to the execution, delivery, or performance by such party of this Agreement or with respect to the transactions contemplated hereby, including the Acquisition, and Seller and the Sole Shareholder hereby disclaim any such representation or warranty, whether by Seller, the Sole Shareholder or any of their respective officers, directors, employees, agents or representatives, or any other Person.


                                   ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller and the Sole Shareholder that the statements made in this Article 4 are accurate as of the date of this Agreement (or as of such other date as is indicated below) and shall be accurate as of the Effective Time.

     4.1 Organization, Standing, and Foreign Qualification. Purchaser is a banking corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, with the corporate power and authority to carry on its business and to own, lease, and operate its Assets. Purchaser is duly qualified or licensed to transact business as a foreign corporation in good standing in all jurisdictions in which the failure to be duly qualified or licensed could have a Material Adverse Effect with respect to Purchaser.

     4.2 Authority and Binding Effect. Subject to approval of this Agreement by the Board of Directors of Purchaser, Purchaser has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Subject to approval of this Agreement by the Board of Directors of Purchaser, the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Acquisition, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Purchaser. Subject to approval of this Agreement by the Board of Directors of Purchaser, this Agreement represents a legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     4.3  Validity  of  Contemplated  Transactions,   Restrictions.  Subject  to
approval of this Agreement by the Board of Directors of Purchaser, the execution, delivery, and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby including the Acquisition, will not (i) violate any provision of the Certificate of Incorporation or Bylaws of Purchaser, or any Law or any Order relating to Purchaser, or (ii) result in a Default under or require the consent or approval of any party to any Contract or License to which Purchaser is a party.

     4.4 Capital Stock.  The authorized  capital stock of Purchaser  consists of
(i) 25,000,000 shares of Purchaser Common Stock and (ii) 2,000,000 shares of Purchaser Preferred Stock. On June 30, 1999, there were outstanding 7,482,762 shares of Purchaser Common Stock and no shares of Purchaser Preferred Stock. All of the issued and outstanding shares of Purchaser capital stock are, and all of the shares of Purchaser Common Stock to be issued in exchange for shares of Seller Common Stock upon consummation of the Acquisition, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable. None of the outstanding shares of Purchaser capital stock has been, and none of the shares of Purchaser Common Stock to be issued in exchange for shares of Seller Common Stock upon consummation of the Acquisition will be, issued in violation of any preemptive rights of the current or past shareholders of Purchaser.

     4.5 SEC Filings; Financial Statements.

     (a) Purchaser has filed and made available to Seller all SEC Documents required to be filed by Purchaser since December 31, 1995, excluding exhibits (the "Purchaser SEC Reports"). The Purchaser SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws, and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Purchaser SEC Reports or necessary in order to make the statements in such Purchaser SEC Reports, in light of the circumstances under which they were made, not misleading. None of Purchaser's Subsidiaries is required to file any SEC Documents.

     (b) Each of the Purchaser Financial Statements (including, in each case, any related notes) contained in the Purchaser SEC Reports, including any Purchaser SEC Reports filed after the date of this Agreement until the Effective Time, complied, or will comply, as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was, or will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented, or will fairly present, in all material respects the consolidated financial position of Purchaser and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

     4.6 Absence of Undisclosed Liabilities. Purchaser has no Knowledge of any Undisclosed Liabilities or any basis for threat of an assertion of an assertion against Purchaser, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Purchaser as of June 30, 1999, included in the Purchaser Financial Statements made available prior to the date of this Agreement or reflected in the notes thereto. Purchaser has not incurred or paid any Liability since June 30, 1999, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser or (ii) in connection with the transactions contemplated by this Agreement.

     4.7 Brokers and Finders. No finder or any agent, broker or other Person acting pursuant to authority of Purchaser is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

     4.8 Only Representations. Except for the express representations and warranties contained in this Article 4, neither Purchaser nor any person acting for it makes any other representation or warranty, express, or implied, with respect to the execution, delivery, or performance by such party of this Agreement, or with respect to the transactions contemplated by these documents, and Purchaser hereby disclaims any such representation or warranty, whether by Purchaser or any of its officers, directors, employees, agents, or representatives or any other Person.

                                   ARTICLE 5
                 COVENANTS AND ADDITIONAL AGREEMENTS OF SELLER,
                      THE SOLE SHAREHOLDER, AND PURCHASER

     5.1 Conduct of Business Pending Consummation. Prior to the Effective Time, except with the prior written consent of Purchaser and except as necessary to effect the transactions contemplated in this Agreement, Seller shall, and the Sole Shareholder shall use their respective reasonable efforts to, cause Seller to:

          (a) conduct its business in substantially the same manner as presently being conducted, and refrain from entering into any transaction or Contract other than in the ordinary course of business consistent with past practice;

          (b) confer on a regular and frequent basis with Purchaser to report Material operational matters and to report the general status of ongoing operations;

          (c) notify Purchaser of any unexpected emergency or other Material change in the normal course of the operation of Seller, and of any Material Litigation (or communications indicating that the same may be contemplated), affecting Seller, and keep Purchaser informed of such events and permit its representatives prompt access to all materials prepared in connection therewith;

          (d) except in the ordinary course of business consistent with past practice, not make any capital expenditure in excess of $25,000 in any individual case;

          (e) except as contemplated by this Agreement, not take any action, or omit to take any action, which would cause the representations and warranties contained in Article 3 to be incorrect or incomplete in any respect;

          (f) promptly notify Purchaser in writing of any Material Adverse Change with respect to Seller, or any condition or event which is reasonably likely to result in a Material Adverse Change with respect to Seller, of which it is aware;

          (g) not declare or pay any dividend or make any other distribution (including assets) with respect to its capital stock;

          (h) not prepay any of the Sole Shareholder Loans; and

          (i) not make any agreement or commitment which will result in or cause to occur a Default of any of the items contained in paragraphs (a) through
     (h) above.

     5.2 Right of Inspection; Access. In order to allow Purchaser to conduct its due diligence investigation, including, without limitation, environmental due diligence, Seller shall give to Purchaser and its designees, during normal working hours, full and free access to all of its Assets, Contracts, reports, and other records and shall furnish to Purchaser and its designees all additional financial, legal, and other information with respect to Seller that Purchaser may reasonably request. Seller shall also allow and arrange for Purchaser and its designees free and full access and opportunity, during normal business hours, to consult and meet with the officers, directors, employees, attorneys, accountants, and other agents of Seller. Seller shall instruct such individuals to cooperate fully with Purchaser and its designees. Purchaser and its designees shall have the right to make copies of any of the records referred to above.

     5.3 Confidentiality. Each of Purchaser, Seller, and the Sole Shareholder agrees that it will not, and will use reasonable efforts to ensure that none of its representatives or Affiliates will, use in the conduct of its business (except as contemplated by this Agreement), or disclose to or file with any other Person, any confidential or non-public information relating to the other parties to this Agreement, except (i) for a disclosure that is required by Law or by a Governmental Authority or is reasonably believed to be so required, (ii) information that is ascertainable or obtained from public or published information, (iii) information received from a Third Party not known to the disclosing party to be under an obligation to keep such information confidential, (iv) information independently developed by the disclosing party, or (v) information disclosed to or filed with any Persons necessary to obtaining the consents, the equity, and the financing relating to the transactions contemplated by this Agreement. If any of the parties to this Agreement or any Affiliate thereof is ordered by a court, administrative agency, or other governmental body of competent jurisdiction to disclose any of such confidential information, or if they are served with or otherwise become aware of a motion or similar request that such an order be issued, then such party will not be liable for disclosure of such information required by such order if such party complies with the following requirements: (i) if an already-issued order calls for immediate disclosure, then such party shall, at the written request expense of the other party, immediately move for or otherwise request a stay of such order to permit the other party to respond as set forth in this Section 5.3; (ii) such party shall immediately notify the other party of the motion or order by the most expeditious possible means; and (iii) such party shall, at the other party's written request and expense, join or agree to (or a minimum shall not oppose) a motion or similar request by the other party for an order protecting the confidentiality of such information including joining or agreeing to (or nonopposition to) a motion for leave to intervene by the other party.

     5.4 Schedules. Seller agrees to provide complete and accurate Schedules (other than Schedule 5.22, which shall be provided by Purchaser) with copies of all Material documents listed in such Schedules, as reasonably requested by Purchaser, within seven business days after the date of this Agreement, and the information reflected in such Schedules shall be satisfactory in all Material respects to the parties. At any time and from time to time between the date hereof and the Effective Time, Seller, and the Sole Shareholder shall have the right and the continuing obligation to supplement any of the Schedules contained in Article 3 with respect to any matter arising after the date hereof that, if existing or occurring at such date, would have been required to be set forth or described in such Schedules; provided, however, that Purchaser may unilaterally extend the Effective Time if necessary to allow Purchaser ten (10) business days to review such supplements to the Schedules prior to the Effective Time. If, in Purchaser's reasonable determination, any such supplements to the Schedules reveal any Material Adverse Change with respect to Seller, or any condition or event which threatens to result in a Material Adverse Change with respect to Seller, Purchaser may terminate this Agreement pursuant to Section 9.1.

     5.5 Other Offers and Exclusive Dealing. Unless and until this Agreement is terminated prior to the Effective Time pursuant to Article 9, neither Seller nor the Sole Shareholder, acting in any capacity, will either directly or indirectly, through any officer, director, employee, agent, or otherwise of Seller or of the Sole Shareholder, (i) solicit, initiate, encourage or entertain submission of proposals or offers from any Person relating to (1) any purchase of all or substantially all of the Assets of Seller, (2) any acquisition, sale of substantial Assets, or sale of stock of Seller, or (3) any similar
transaction   involving   Seller,   (ii)   participate  in  any  discussions  or
negotiations regarding, or, except as required by a legal or judicial process, furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to consummate any of the transactions described in clauses (i)(1) through (3) above involving Seller, or (iii) approve or undertake any such transaction. Seller shall promptly communicate to Purchaser the terms of any such proposal or offer upon knowledge or receipt of such proposal or offer or upon knowledge that such a proposal or offer is likely to be made.

     5.6 Certain Tax Matters.

     (a) The Sole Shareholder shall file, within 90 days after the period end, all Tax Returns required to be filed by it for all periods ending at the Effective Time in the jurisdictions in which it has previously filed Tax Returns, described in Schedule 3.9.

     (b) Purchaser and the Sole Shareholder shall provide the other parties to this Agreement, at the expense of the requesting party, with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return, any audit or other examination by any Governmental Authority, or any judicial or administrative proceedings relating to Liability for Taxes, and each will retain and provide the requesting party with any records or information that may be relevant to any of the foregoing.

     5.7 Consents and Approvals. Seller shall use its reasonable efforts to obtain all waivers, consents, and approvals of, and to provide all notices to, all Persons whose waiver, consent or approval is required by any Contract, Order, Law, or License relating to Seller in order to consummate the transactions contemplated by this Agreement. All written waivers, consents, and approvals obtained by, and all notices provided by, Seller shall be delivered to Purchaser at or before the Effective Time in form and content reasonably satisfactory to Purchaser.

     5.8 Supplying Financial Statements. Within ten (10) days following the end of each month, Seller shall deliver to Purchaser true and complete copies of unaudited balance sheets of Seller as of the end of each calendar month ending subsequent to the date hereof and prior to the Effective Time and the related statements of income and cash flows for each month then ended. All such unaudited interim financial statements shall be in the same format as the Seller Financial Statements delivered pursuant to Section 3.6.

     5.9 Consummation of Transactions; Closing Conditions. Subject to the terms and conditions herein provided, each of the parties hereto agrees to take, or cause to be taken, all reasonable actions to consummate the transactions contemplated by this Agreement, including the Acquisition, and to satisfy the conditions precedent to Closing set forth in Articles 6 and 7.

     5.10 Expenses. Each of the Seller and Purchaser shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration, and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, provided that each of Seller and Purchaser shall bear one-half of the filing fee for the filing under the Hart-Scott Act.

     5.11 Further Assurances. At any time and from time to time after the Effective Time, Seller and the Sole Shareholder shall, at the request of Purchaser, take any and all reasonable actions necessary to fulfill their respective obligations under this Agreement.

     5.12 Qualification and Corporate Existence.

     (a) Seller shall deliver to Purchaser (i) a certificate of the Secretary of State of the State of North Carolina, dated not more than ten (10) days before the Effective Time, stating that Seller is a corporation in existence under the Laws of such state and has paid all applicable Taxes due to such state in connection therewith and (ii) certificates of the appropriate officials of the states and foreign jurisdictions listed on Schedule 3.1, each dated not more than ten (10) days before the Effective Time, stating that Seller is duly qualified and in good standing to transact business as a foreign corporation as stated in Section 3.1 in each such state or foreign jurisdiction and has paid all applicable Taxes due to each such state or foreign jurisdiction in connection therewith.

     (b) Purchaser shall deliver to Seller a certificate of the Secretary of State of the State of Delaware, dated not more than ten (10) days before the Effective Time, stating that Purchaser is a corporation in existence under the Laws of such state.

     5.13 Repayment of Debts to Seller. On or before the Effective Time, all loans and advances from Seller to the Sole Shareholder, any Affiliate of Seller or the Sole Shareholder, or any Related Person of any such Affiliate, shall be repaid to Seller in full, all guaranties by Seller of loans obtained by any of such Persons from Third Parties shall have been released, and Seller shall have delivered to Purchaser appropriate instruments or writings to evidence the receipt of such repayments and releases.

     5.14 Employee Benefits and Contracts. The Sole Shareholder shall be responsible for all employee benefits and compensation liability (including deferred compensation) due employees of Seller as a result of participating in the benefit plans of Seller or the Sole Shareholder prior to the Effective Time. Following the Effective Time, Purchaser shall provide generally to officers and employees of Seller, who at or after the Effective Time become employees of Purchaser or a Subsidiary of Purchaser, employee benefits under employee benefit plans, on terms and conditions which when taken as a whole are substantially similar to those currently provided by Purchaser and its Subsidiaries to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits for defined benefit plans) under such employee benefit plans, service under any employee benefit plans of Seller shall be treated as service under any similar employee benefit plans maintained by Purchaser. Except as otherwise contemplated by this Agreement, Purchaser also shall cause Seller to honor all employment, severance, consulting, and other compensation Contracts disclosed in Schedule 5.14 between Seller and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under any employee benefit plan of Seller. Prior to the Effective Time, Seller or the Sole Shareholder shall (i) cause to be amended each Employee Benefit Plan which is tax-qualified under Code Section 401(a) to provide that the benefits and account balances of employees of the Sole Shareholder under such Plan(s) shall become fully vested as of the Effective Time, and (ii) cause such Employee Benefit Plan(s) to distribute to employees of the Sole Shareholder their full account balances under such Plan(s) as soon as practicable following the Effective Time.

     5.15 Exchange Listing. Purchaser shall use its reasonable efforts to list, prior to the Effective Time, on the Nasdaq NMS, subject to official notice of issuance, the shares of Purchaser Common Stock to be issued to the Sole Shareholder pursuant to the Acquisition, and Purchaser shall give all notices and make all filings with the Nasdaq NMS required in connection with the transactions contemplated herein.

     5.16 Press Releases. Prior to the Effective Time, the parties hereto shall consult and agree with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any transaction contemplated hereby; provided, that nothing in this Section 5.16 shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such party's disclosure obligations imposed by law.

     5.17 Representations of the Sole Shareholder. The Sole Shareholder hereby represents and warrants for and on its own behalf that:

          (a) The Sole Shareholder is familiar with Section 4(2) of the 1933 Act and with Regulation D issued by the SEC pursuant to the 1933 Act.

          (b) The Sole Shareholder has been furnished before the execution of this Agreement with the information required by SEC Rule 502(b)(2)(ii), has made such further investigation of Purchaser as deemed appropriate and have been given the opportunity to ask questions of and receive answers from Purchaser or any person acting on its behalf concerning the terms and conditions of the transactions contemplated herein and has obtained such additional information deemed necessary to verify the accuracy of the information that was obtained by the Sole Shareholder pursuant to SEC Rule 502(b)(2)(ii).

          (c) The Sole Shareholder has access to, and have reviewed and understood, all material information, including financial statements concerning the Seller which the Sole Shareholder deems necessary or advisable in order to evaluate the risks and merits of entering into this transaction and acquiring the Purchaser Common Stock to be issued to the Sole Shareholder under this Agreement. The Sole Shareholder has received and has reviewed the Information (as defined below), including financial statements, concerning Purchaser which the Sole Shareholder deems necessary or advisable in order to evaluate the risks and merits of acquiring the Purchaser Common Stock to be issued to the Sole Shareholder under this Agreement.

          (d) The Sole Shareholder has such knowledge and experience in financial and business matters that the Sole Shareholder is capable of evaluating the merits and risks of acquiring the Purchaser Common Stock.

          (e) The Sole Shareholder understands it must bear the economic risk of investment in the Purchaser Common Stock for a limited period of time because such shares have not been registered with the SEC under the 1933 Act and, therefore, cannot be sold unless they are subsequently registered under the 1933 Act or an exemption from registration is available.

     5.18 Information Pursuant to Regulation D. The parties acknowledge that Purchaser has furnished the Sole Shareholder a Private Placement Memorandum, dated the date of this Agreement,, which includes (i) Purchaser's annual report to its stockholders for fiscal year ended December 31, 1998, (ii) the definitive proxy statement filed in connection with such annual report, (iii) Purchaser's Form 10-K for fiscal year ended December 31, 1998, (iv) Purchaser's Form 10-Q for the quarter ended June 30, 1999, and (v) a description of the shares of Purchaser Common Stock being offered (the information referenced in clauses (i) through (v) is herein referred to collectively as the "Information"). Purchaser has furnished the Sole Shareholder with such information as needed to update the foregoing, and has also made available to the Sole Shareholder the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated in this Agreement and to obtain additional information which Purchaser possesses or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished under this Section 5.18.

     5.19 Undertaking of the Sole Shareholder - SEC Rule 144. The Sole Shareholder hereby represents and undertakes on its own behalf that:

          (a) The Sole Shareholders is familiar with the SEC Rule 144. The shares of Purchaser Common Stock that are being acquired by the Sole Shareholder in exchange for its shares of Seller Common Stock are being and will be acquired for itself and not for other persons and are not being and will not be acquired with a view to the distribution thereof, except to the extent permitted by the 1933 Act and the rules and regulations thereunder.

          (b) None of the shares of Purchaser Common Stock will be transferred by or through the Sole Shareholder in violation of the 1933 Act or any state securities laws.

          (c) The Sole Shareholder will indemnify Purchaser against any loss, liability, or expense (including reasonable attorneys' fees and out-of-pocket expenses) incurred by Purchaser by reason of any breach by the Sole Shareholder of clauses (a) or (b) of this Section 5.19.

          (d) The Sole Shareholder understands that the Purchaser Common Stock has not been, and except as otherwise set forth herein, will not be, registered under the 1933 Act and, therefore cannot be sold or otherwise transferred unless such shares are registered under the 1933 Act or unless an exemption from registration is available.

          (e) The certificates representing the shares of Purchaser Common Stock to be delivered to the Sole Shareholder pursuant to this Agreement may, and will, bear a restrictive legend in substantially the following form and an appropriate stop transfer order may, and will be placed against the transfer of the share certificates with the transfer agent of such shares:

                    The  securities  represented by this  certificate  have been issued or transferred to the registered holder as a result of a transaction to which the exemption provided by Section 4(2) under the Securities Act of 1933, as amended (the "1933 Act") applied. The securities represented by this certificate have not been issued to such holder pursuant to an effective registration under the 1933 Act and may not be sold, transferred or assigned, and the issuer is not required to give effect to any attempted sale, transfer or assignment, except (i) pursuant to a current or then effective registration statement under the 1933 Act; (ii) in a transaction permitted by Rule 144 under the 1933 Act and as to which the issuer has received reasonably satisfactory evidence of compliance with the provisions of Rule 144; or (iii) upon receipt of a legal opinion acceptable to the issuer to the effect that the transaction does not require registration under the 1933 Act.

     (g) The Sole Shareholder also understands that (i) an exemption for any public sale of his or her Purchaser Common Stock under SEC Rule 144 will not be available for at least one (1) year from the date the said shares are fully paid for, which will be the Closing Date, (ii) thereafter limited amounts of the said shares can be sold publicly in unsolicited brokers' transactions under Rule 144 if all the conditions of the Rule are satisfied and if the Rule is then applicable, (iii) Rule 144 is available only if all of its conditions are satisfied and, in particular, if Purchaser is making current public disclosures about itself and there is a trading market for the said shares, (iv) as of the date of this Agreement, not all of these conditions have been satisfied, and (v) if Rule 144 is not available, then any public sales of the said shares cannot be made unless they are registered under the 1933 Act or in compliance with Regulation A issued by the SEC pursuant to the 1933 Act or some other exemption to the registration requirements of the 1933 Act.

     5.20 Registration Rights.

          (a) Demand Registration.

               (i)  Subject to the  satisfaction  of the  condition  included in
          Section 6.10, the Sole Shareholder shall have one right (the "Demand Right") to request registration under the 1933 Act of any or all of the shares of Purchaser Common Stock that the Sole Shareholder receives in connection with the Acquisition, as contemplated by
          Section 2.1. The Sole Shareholder shall exercise the Demand Right by delivering a written notice (the "Demand Notice") to Purchaser which specifies the number of shares of Purchaser Common Stock that the Sole Shareholder wants to be included in the registration, provided however, that the Sole Shareholder shall have only one Demand Right, and that in the event the Sole Shareholder exercises the Demand Right with respect to less than all of the shares of Purchaser Common Stock that the Sole Shareholder receives in the Acquisition, the Sole Shareholder shall not have a Demand Right with respect to the remaining shares.

               (ii) Upon receipt of the Demand Notice, Purchaser shall use its reasonable efforts to effect the registration of the shares of Purchaser Common Stock referred to in the Demand Notice, not later than 90 days after the receipt of such notice, with such registration to be on any form available to Purchaser.

               (b) Incidental Registration.

               (i) At any time Purchaser proposes to register any shares of Purchaser Common Stock under the 1933 Act (other than in connection with an employee benefit plan), whether in connection with a primary or secondary offering, Purchaser will give written notice to the Sole Shareholder at least thirty (30) days prior to the initial filing of the registration statement with the SEC of its intent to file such registration statement and of the Sole Shareholder's rights under this
          Section 5.20(b). Upon the written request of the Sole Shareholder made within twenty (20) days after any such notice is given which request shall specify the number of shares of Purchaser Common Stock that the Sole Shareholder wants included in the registration, Purchaser will use its reasonable best efforts to effect the registration (an "Incidental Registration") under the 1933 Act of all of the shares of Purchaser Common Stock which the Sole Shareholder has so requested to be registered; provided, however, that if, at any time after giving written notice of its intention to register any shares of Purchaser Common Stock and prior to the effective date of the registration statement filed in connection with an Incidental Registration,
          Purchaser shall determine for any reason not to register or to delay registration of such shares of Purchaser Common Stock, Purchaser may, at its election, give written notice of such determination to the Sole Shareholder and, thereupon, (1) in the case of a determination not to register, Purchaser shall be relieved of its obligation to register any shares of Purchaser Common Stock under this Section 5.20(b) (but not from its obligation to pay the expenses incurred in connection therewith), and (2) in the case of a determination to delay registration, Purchaser shall be permitted to delay an Incidental Registration during the period that the registration of such other shares of Purchaser Common Stock is delayed.

               (ii) If the sole or managing underwriter of a registered offering which gives rise to an Incidental Registration advises Purchaser in writing that in its opinion the number of shares of Purchaser Common Stock requested to be included in an Incidental Registration exceeds the number of shares of Purchaser Common Stock which can be sold in such offering without adversely affecting (1) the distribution of the shares of Purchaser Common Stock being sold in such offering, (2) the price that will be paid for the shares of Purchaser Common Stock being sold in such offering, or (3) the marketability of the shares of Purchaser Common Stock, Purchaser will include in such registration the greatest amount of shares of Purchaser Common Stock requested to be included in the Incidental Registration by the Sole Shareholder which in the opinion of such underwriter can be sold in such offering without adversely affecting (1) the distribution of the shares of Purchaser Common Stock being sold in such offering, (2) the price that will be paid for the shares of Purchaser Common Stock being sold in such offering, or (3) the marketability of the shares of Purchaser Common Stock being sold in such offering.

     (c) Holdback Agreement. The Sole Shareholder agrees that if requested in connection with an underwritten offering made pursuant to Section 5.20(b) by the managing underwriter or underwriters of such underwritten offering, the Sole Shareholder will not effect any public sale or distribution of any of the shares of Purchaser Common Stock being registered, during the period beginning 10 days prior to, and ending 180 days after, the closing date of each underwritten offering made pursuant to such registration statement (or for such shorter period as to which the managing underwriter or underwriters may agree).

     (d) Registration and Maintenance Procedures. In connection with the Demand Registration or any Incidental Registration Purchaser shall, to the extent applicable, at its own expense, as promptly as possible:

          (i) Prepare and file with the SEC a registration statement or registration statements on a form or forms available for the sale of the shares of Purchaser Common Stock acquired by the Sole Shareholder in connection with the Acquisition, in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause each such registration statement to become effective;

          (ii) Prepare and file with the SEC such amendments and post-effective amendments to each registration statement as may be necessary to keep such registration statement continuously effective for a period ending on the earlier of (1) 90 days from the effective date of the registration statement and (2) such time as all of such securities have been disposed of in accordance with the intended method of disposition thereof, and cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the 1933 Act; and comply with the provisions of the 1933 Act, the 1934 Act, and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such registration statement as so amended or in such prospectus as so supplemented;

          (iii) Notify the Sole  Shareholder  promptly  (but in any event within two business days), and confirm such notice in writing, (1) when a prospectus or any prospectus supplement or post-effective amendment with respect to a registration statement filed in connection with a Demand Registration or an Incidental Registration has been filed, and when the same has become effective, (2) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement filed in connection with a Demand Registration or an Incidental Registration or of any order preventing or suspending the use of any preliminary prospectus contained in such registration statement, (3) of the receipt by Purchaser of any notification with respect to the suspension of the qualification or exemption from qualification of a registration statement filed in connection with a Demand Registration or an Incidental Registration for offer or sale in any jurisdiction, and (4) if Purchaser becomes aware of the happening of any event that makes any statement made in such registration statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of such registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (iv) Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement filed in connection with a Demand Registration or an Incidental Registration or of any order preventing or suspending the use of a prospectus contained in such registration statement or suspending the qualification (or exemption from qualification) of any of shares of Purchaser Common Stock held by the Sole Shareholder for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

          (v) Deliver to the Sole Shareholder without charge, as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as such persons may reasonably request;
     and, Purchaser hereby consents to the use of such prospectus and each amendment or supplement thereto by the Sole Shareholder in connection with the offering and sale of the shares of Purchaser Common Stock owned by the Sole Shareholder covered by such prospectus and any amendment or supplement thereto;

          (vi) Prior to any public offering of shares of Purchaser Common Stock, to use its reasonable best efforts to register or qualify, and cooperate with the Sole Shareholder, the underwriters, if any, the sales agents and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such shares of Purchaser Common Stock for offer and sale under the securities or "blue sky" laws of such jurisdictions within the United States as necessary;

          (vii) Upon the occurrence of any event contemplated by paragraph (iii)
     (D) above, as promptly as practicable prepare a supplement or post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Purchaser Common Stock being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

          (viii) Use its reasonable best efforts to cause all such shares of Purchaser Common Stock covered by such registration statement pursuant to a Demand Registration or an Incidental Registration to be designated as a Nasdaq NMS or listed on the principal securities exchange on which Purchaser Common Stock is then listed (if any).

Purchaser may require the Sole Shareholder to furnish to Purchaser such information regarding the Sole Shareholder as Purchaser may, from time to time, reasonably request in writing; provided that such information shall be used only in connection with a registration of the Sole Shareholder's shares of Purchaser Common Stock. Purchaser may exclude from a registration the shares of Purchaser Common Stock owned by the Sole Shareholder in the event the Sole Shareholder fails to furnish such information promptly after receiving such request. The Sole Shareholder agrees that, upon receipt of any notice from Purchaser of the happening of any event of the kind described in paragraph (iii) above, Sole Shareholder will forthwith discontinue disposition of the shares of Purchaser Common Stock covered by such registration statement or prospectus until the Sole Shareholder's receipt of the copies of the supplemented or amended prospectus contemplated by this Section 5.20(d), or until the Sole Shareholder is advised in writing by Purchaser that the use of the applicable prospectus may be resumed, and has received copies of any amendments or supplements thereto.

     (e) Registration Expenses. All fees and expenses incident to the performance of or compliance by Purchaser with the provisions of this Section
5.20 shall be borne by Purchaser, whether or not any registration statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of compliance with state securities or "blue sky" laws), (ii) reasonable messenger, telephone, and delivery expenses, (iii) fees and disbursements of counsel for Purchaser,
(iv) fees and disbursements of all independent certified public accountants, and
(v) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange.

     (f) Indemnification; Contribution.

          (i) Purchaser shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, the Sole Shareholder and the officers, directors, members, agents, and employees of the Sole Shareholder (each, an "Indemnified Party"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, actions, or proceedings (whether commenced or threatened) reasonable costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees) and reasonable expenses (including reasonable expenses of investigation) (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement filed in connection with a Demand Registration or an Incidental Registration, any related prospectus or form of prospectus or in any amendment or supplements thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information so furnished in writing by the Sole Shareholder to the Purchaser expressly for use in such registration statement or prospectus and that such statement or omission was reasonably relied upon by Purchaser in preparation of such registration statement, prospectus or form of prospectus; provided, however, that the Sole Shareholder shall not be liable in any such case to the extent that the Sole Shareholder has furnished in writing to Purchaser within a reasonable period of time prior to the filing of any such registration statement or related prospectus or amendment or supplement thereto information expressly for use in such registration statement or prospectus or any amendment or supplement thereto which corrected or made not misleading, information previously furnished to Purchaser, and Purchaser failed to include such information therein.

          (ii) Any Indemnified Party shall give prompt notice to Purchaser of the commencement of any action, suit, proceeding, or investigation or written threat thereof (a "Proceeding") with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify Purchaser shall not relieve Purchaser from any obligation or liability except to the extent that Purchaser has been prejudiced by such failure. Purchaser shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such Proceeding, to assume, at the Purchaser's expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party or Indemnified Parties (if more than one such Indemnified Party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Indemnified Parties. Purchaser shall not consent to entry of any judgment or enter into any settlement which (1) provides for other than monetary damages without the consent of the Indemnified Party or Indemnified Parties (which consent shall not be unreasonably withheld or delayed) or (2) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Parties of a release, in form and substance satisfactory to the Indemnified Party or Indemnified Parties, from all liability in respect of such Proceeding for which such Indemnified Party would be entitled to indemnification hereunder.

          5.21 Employment Agreements. Prior to the Effective Time, Seller shall assign to the Sole Shareholder those employment contracts listed in
     Schedule 5.14, and thereafter, Seller shall have no further obligations thereunder and the Sole Shareholder shall be responsible for satisfying all amounts and benefits that are due and payable under such employment agreements. The Sole Shareholder shall enforce the non-competition provisions of such employment agreements. Purchaser agrees that it shall not employ any of the individuals who are parties to such agreements without the express written consent of the Sole Shareholder, which may be withheld in its entire discretion, and that this agreement will be reflected in the assignments of the employment agreements; provided, that Dean E. Painter, Jr., may serve as a director of Purchaser without the consent of the Sole Shareholder. Notwithstanding the foregoing, after the Effective Time the Sole Shareholder shall consent to Purchaser retaining during a transition period determined by Purchaser, but not to exceed six months, any person who is a party to an employment contract listed in
     Schedule 5.14, with Purchaser reimbursing the Sole Shareholder for the salary of such individual so retained.

     5.22 Bank Loans. The parties agree that the loans that are outstanding as of the date of this Agreement from the Sole Shareholder to Seller (the "Sole Shareholder Loans") shall (i) remain outstanding until their maturity, (ii) not be prepaid, (iii) maintain the same pricing in effect as of the date of this Agreement, and (iv) after the Effective Time, be non-recourse to Seller and Purchaser, subject to the further provisions of this Section 5.22. The parties further agree that the following Assets of Seller shall be allocated to the Sole Shareholder Loans as follows: (i) the book value and remaining residuals for the customer leases identified on Schedule 5.22 shall be allocated to the Sole Shareholder Loans, with such allocation being made first to the Sole Shareholder Loans with the lowest interest rate or rates; (ii) all accounts receivable of Seller that are sixty (60) or more days past due at the Effective Time shall be allocated to the Sole Shareholder Loans, with such allocation being made first to the Sole Shareholder Loans with the lowest interest rate or rates after the allocation contemplated by clause (i)and the terms of the Sole Shareholder Loans shall be extended to the extent necessary to match the respective terms of the selected leases; and (iii) the remainder of the discounted value of the income stream and residual value of the leases of Seller shall be allocated to the Sole Shareholder Loans and the terms of the Sole Shareholder Loans shall be extended to the extent necessary to match the respective terms of the selected leases. In connection with allocating the book value and remaining residuals for the customer leases identified in clause (i), to the extent that the principal and interest relating to a lease is paid in full and the underlying equipment that is the subject of the leases is disposed of either through sale or lease, 20% of the profit in excess of the book value of the equipment that is the subject of the lease, shall be paid to the Purchaser as consideration for its efforts with respect to such leases, and Purchaser and Seller shall each be paid 50% of the remaining profit in excess of the book value. With respect to leases referred to in clause (iii) of this Section 5.22, the parties agree that the Sole Shareholder shall have recourse to Purchaser with respect to such Sole
Shareholder Loans until losses incurred by Purchaser as a result of such recourse shall equal $450,000, and that all Sole Shareholder Loan amounts thereafter shall be non-recourse to Purchaser. Purchaser agrees to use all reasonable efforts to collect amounts owed under the leases referred to in this
Section 5.22, to apply such collected amounts to the allocated Sole Shareholder Loans, and to take such steps as the Sole Shareholder may reasonably request to assign to it leases securing non-recourse Sole Shareholder Loans and to provide to it such information and assistance as it may reasonably require to collect any of such leases that are in default . The parties further agree that at the Effective Time, the Sole Shareholder Loans shall be increased by (i) an amount necessary to repay any loans from third party lenders to Seller with respect to which Seller has not received in writing any consent required under the loan documentation relating to such loans of such lender to the transactions contemplated by this Agreement, with the interest rate and payment terms of the additional Sole Shareholder Loans being the same as the loan being repaid, provided, that any loans in respect of Schedule 5.22 shall be financed in accordance with the prior provisions of this Section 5.22, it being agreed that the parties will take such steps as are necessary to secure such loans with such leases; and (ii) an amount equal to $1,965,000 with an interest rate equal to the lowest interest rate of any the then outstanding Sole Shareholder Loans and funded against residuals not already serving as collateral for third-party loans.

     5.23 Reimbursement of Security Deposits. The Sole Shareholder agrees to reimburse Seller and Purchaser for security deposits that (i) customers of Seller request to be repaid and (ii) Seller is obligated to repay and does, in fact, repay.

     5.24 Inventory and Leasehold Improvements. Prior to the Effective Time, the Sole Shareholder shall purchase from Seller for $1,518,000 in cash, the inventory and leasehold improvements of Seller set forth on Schedule 5.24. During the period ending 180 days after the Effective Time, Purchaser shall be entitled to use the leasehold improvements, without charge, and Purchaser shall have the option to purchase such leasehold improvements at their then fair market value by giving written notice to the Sole Shareholder. In addition, the Sole Shareholder shall contribute prior to the Effective Time, $635,000 in cash to Seller as payment for the commissions previously paid by Seller.

     5.25 Termination of Commission Plan. At the Effective Time, Seller and the Sole Shareholder shall have taken all action necessary to terminate the existing commission plan of Seller in effect immediately prior to the Effective Time
(including providing notice to all affected parties). The Sole Shareholder agrees to reimburse Seller and Purchaser for (i) any commission amounts (including any deferred compensation) owed by Seller for sales made prior to the Effective Time or otherwise deemed payable under a commission plan maintained by Seller prior to the Effective Time that become due or payable after the Effective Time and (ii) all costs and expenses associated with any claims that may be brought in connection with collecting any such commissions; provided, however, that Purchaser acknowledges and agrees that Seller may in its discretion prior to Closing pay to its employees commissions accrued on Seller's financial statements and earned by such employees through the Closing Date.

     5.26 Election Under Section 338(h)(10).

     (a) Purchaser and the Sole Shareholder shall make an election under Section 338(h)(10) of the Code (and any comparable election under state, local, or foreign Law) (the "338(h)(10) Elections") with respect to the Acquisition. Purchaser and the Sole Shareholder shall cooperate fully with each other in the making of such election. In particular, the Sole Shareholder shall be responsible for the preparation and filing of all Tax Returns and forms (the "Section 338 Forms") required under applicable law to be filed in connection with the making the 338(h)(10) Election. Purchaser shall deliver to the Sole Shareholder, within ninety (90) days prior to the date the Section 338 Forms are required to be filed, such documents and other forms as reasonably required, and which are timely requested, by the Sole Shareholder to properly complete the
Section 338 Forms.

     (b) Purchaser and the Sole Shareholder shall allocate the consideration set forth in Section 2.1 of this Agreement in the manner required by Section 338 of the Code and the Treasury Regulations promulgated thereunder. Such allocation shall be used for purposes of determining the modified aggregate deemed sales price under the applicable Treasury Regulations and in reporting the deemed sale of Assets of Seller in connection with the 338(h)(10) Elections.

     (c) The Sole Shareholder shall prepare a complete set of IRS Forms 8023-A (and any comparable forms required to be filed under state, local, or foreign Tax Law) and any additional data or materials required to be attached to IRS Form 8023-A for Purchaser's review and approval, provided that Purchaser shall not unreasonably withhold such approval.

     (d) The Sole Shareholder shall be responsible for all Taxes attributable to Seller for periods ending on or before the Effective Time (including any Tax resulting from the 338(h)(10) Elections). Purchaser shall be responsible for all Taxes of Seller for periods ending after the Effective Time.

     5.27 Shareholders' Equity of Seller. No later than thirty (30) days after the Closing Date, the Sole Shareholder shall deliver to Purchaser a balance sheet and an income statement of Seller as of September 30, 1999, on a stand-alone basis, audited by the Sole Shareholder's independent accountants in accordance with GAAP (the "Closing Balance Sheet"), and the Closing Balance Sheet shall reflect a shareholders' equity of Seller of not less than $27,000,000. In the event the Closing Balance Sheet reflects shareholders' equity of less than $27,000,000, the Sole Shareholder shall make a payment in cash to Seller equal to the difference between $27,000,000 and Seller's shareholders' equity as reflected in the Closing Balance Sheet, with such payment to be made no later than 35 days after the Closing Date, or five days after the Closing Balance Sheet is delivered, whichever is earlier.

     5.28 Office Lease. The Sole Shareholder shall assume and continue to perform the obligations under the lease of the premises in Raleigh, North Carolina, where Seller currently conducts its business, and Purchaser shall have a right to sublease such premises from the Sole Shareholder for the six-month period commencing on the Closing Date at a monthly rate no greater than the rent paid by the Sole Shareholder to lease such premises. In addition, after the expiration of the six-month period commencing on the Closing Date, the Parties shall negotiate in good faith any continuation of such sublease.

     5.29 Nonsolicitation. The Sole Shareholder agrees not to solicit any of the customers of Seller listed on Schedule 5.29 for the two-year period ending on the second anniversary of the Effective Time for purposes of offering any lease products to, or engaging in lease transaction with, such customers.


                                   ARTICLE 6
                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

         The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Effective Time, of each of the following conditions, any of which may be waived, in whole or in part, by Purchaser for purposes of consummating such transactions:

     6.1 Representations True and Covenants Performed at Effective Time. For purposes of this Section 6.1, the accuracy of the representations and warranties of Seller and the Sole Shareholder set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties have been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Seller and the Sole Shareholder set forth in
Section 3.4 of this Agreement shall be true and correct. There shall not exist inaccuracies in the representations and warranties of Seller or the Sole
Shareholder as set forth in this Agreement (including the representations and warranties set forth in Section 3.4) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Seller; provided that, for purposes of this sentence only, those representations and warranties which are qualified by reference to "Material," "Material Adverse Effect," or "Knowledge" shall be deemed not to include such qualifications. Each of Seller and the Sole Shareholder shall have duly performed in all Material respects all of the agreements and covenants and satisfied all of the conditions to be performed or complied with by either of them on or prior to the Effective Time. Seller shall execute and deliver to Purchaser a certificate dated as of the Effective Time certifying the fulfillment of the conditions of this Section 6.1.

     6.2 Certified Copies of Resolutions; Incumbency Certificate. Seller shall have delivered to Purchaser copies, certified by the duly qualified and acting Secretary or Assistant Secretary of Seller, of resolutions adopted by the Board of Directors and the Sole Shareholder approving this Agreement, and the consummation of the transactions contemplated hereby including the Acquisition. Seller shall have delivered to Purchaser an incumbency certificate dated as of the Effective Time certifying the incumbency of all officers of Seller who have executed this Agreement.

     6.3 No Injunction, Etc. At the Effective Time, there shall not be in effect any injunction, writ, preliminary restraining order, or any order of any nature issued by a court of competent jurisdiction or agency or other authority prohibiting, restricting or making illegal the consummation of the Acquisition or any of the other transactions contemplated by this Agreement.

     6.4 No Material Adverse Change. There shall not have occurred any Material Adverse Change with respect to Seller, or any condition or event which is reasonably likely to result in a Material Adverse Change with respect to Seller, from the Unaudited Balance Sheet Date.

     6.5 Opinions of Counsel. Purchaser shall have received an opinion, dated the Effective Time, of Joseph A. Smith, Jr., counsel to Seller, substantially in the form attached hereto as Exhibit 6.5.

     6.6 Hart-Scott Act Approval. Unless waived by the parties, all waiting periods applicable to this Agreement and the transactions contemplated hereby under the Hart-Scott Act shall have expired or been terminated.

     6.7 Exchange Listing. The shares of Purchaser Common Stock issuable pursuant to the Acquisition shall have been approved for listing on the Nasdaq NMS, subject to official notice of issuance.

     6.8 Financing. Purchaser shall have obtained the financing necessary to satisfy its obligations under this Agreement in accordance with the terms of the commitment letter included as Exhibit 6.8.

     6.9 Year 2000 Compliance. The Sole Shareholder shall have effected all action necessary to ensure that Seller's hardware, software, and computer systems, chips, and microprocessors are year 2000 compliant and can execute and accurately process all date-related data, whether from years in the same century or in different centuries; provided that the Sole Shareholder shall not be responsible for customization to Purchaser's particular requirements.

     6.10 Financial Statements. The Sole Shareholder shall have provided financial statements (including balance sheets, statements of earnings, changes in shareholders' equity, and cash flow) of Seller, on a stand-alone basis, audited by the Sole Shareholder's independent accountants in accordance with GAAP and Regulation S-X as of December 31, 1998 and 1997, and for the two fiscal years (and to the extent reasonably practicable, three fiscal years) ended December 31, 1998 (including appropriate footnote disclosure). To the extent the Sole Shareholder is unable to provide at the Effective Time the requisite financial statements as of and for the fiscal year ended December 31, 1996, the Sole Shareholder shall provide such financial statements as soon as reasonably practicable but not later than 15 days after the Effective Time. In addition, the Sole Shareholder shall have provided quarterly financial statements (including balance sheets, statements of earnings, changes in shareholders' equity, and cash flow) of Seller, on a stand-alone basis, for each of the quarters of the three fiscal years ended December 31, 1998, and for the first three fiscal quarters (to the extent practicable) of the fiscal year ending December 31, 1999.

     6.11 Board Approval. Purchaser shall have obtained the approval of its Board of Directors of this Agreement and the consummation of the transactions contemplated hereby.


                                   ARTICLE 7
     CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND THE SOLE SHAREHOLDER

         The obligations of Seller and the Sole Shareholder to consummate the Acquisition and the other transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Effective Time, of each of the following conditions, any of which may be waived, in whole or in part, by Seller and the Sole Shareholder for purposes of consummating such transactions:

     7.1 Representations True and Covenants Performed at Closing. For purposes of this Section 7.1, the accuracy of the representations and warranties of Purchaser set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties have been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Purchaser set forth in Section 4.4 of this Agreement shall be true and correct. There shall not exist inaccuracies in the representations and warranties of Purchaser as set forth in this Agreement (including the representations and warranties set forth in Section 4.4) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Purchaser; provided that, for purposes of this sentence only, those representations and warranties which are qualified by reference to "Material," "Material Adverse Effect," or "Knowledge" shall be deemed not to include such qualifications. Purchaser shall have duly performed in all respects all of the agreements and covenants and satisfied all of the conditions to be performed or complied with by it on or prior to the Effective Time. Purchaser shall execute and deliver to Seller a certificate dated as of the Effective Time certifying the fulfillment of the conditions of this Section 7.1.

     7.2 Certified Copies of Resolutions; Incumbency. Purchaser shall have delivered to Seller and the Sole Shareholder copies, certified by the duly qualified and acting Secretary or Assistant Secretary of Purchaser, of resolutions adopted by the Board of Directors of Purchaser approving this Agreement, the consummation of the Acquisition and the other transactions contemplated by this Agreement. Purchaser shall have delivered to Seller an incumbency certificate or certificates dated the Effective Time certifying the incumbency of all officers of Purchaser who have executed this Agreement.

     7.3 No Injunction, Etc. At the Effective Time, there shall not be in effect any injunction, writ, preliminary restraining order, or any order of any nature issued by a court of competent jurisdiction or agency or other authority prohibiting, restricting or making illegal the consummation of the transactions contemplated by this Agreement.

     7.4 Hart-Scott Act Approval. Unless waived by the parties, all waiting periods applicable to this Agreement and the transactions contemplated hereby under the Hart-Scott Act shall have expired or been terminated.

     7.5 Exchange Listing. The shares of Purchaser Common Stock issuable pursuant to the Acquisition shall have been approved for listing on the Nasdaq NMS, subject to official notice of issuance.


                                   ARTICLE 8
         SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION

     8.1 Survival of Representations and Warranties.

     (a) All representations, warranties, agreements, and covenants made or undertaken by the parties in this Agreement are material, have been relied upon by the other parties hereto, shall survive the Effective Time hereunder, shall not merge in the performance of any obligation by any party hereto and shall terminate and expire (i) with respect to any "General Claim" (as herein defined) with respect to which a Claims Notice has not been given pursuant to Section 8.4, on the later of (1) the second anniversary of the Effective Time or (2) the second anniversary of the date on which such covenant or agreement is to be performed hereunder or thereunder, (ii) with respect to any "Tax Claim" (as herein defined) with respect to which a Claims Notice has not been given pursuant to Section 8.4, on the later of (1) the date upon which the liability to which any such Tax Claim may relate is barred by all applicable statutes of limitation and (2) the date upon which any claim for refund or credit related to such Tax Claim is barred by all applicable statutes of limitation, and (iii) with respect to any "Environmental Claim" (as herein defined) with respect to which a Claims Notice has not been given pursuant to Section 8.4, on the date upon which the liability to which any such Environmental Claim may relate is barred by all applicable statutes of limitation. As used in this Agreement, the following terms have the following meanings:

          (1) "General Claim" means any claim based upon, arising out of or otherwise in respect of any inaccuracy in any representation or warranty or any breach of any covenant or agreement made or to be performed by (i) Seller or the Sole Shareholder or (ii) Purchaser pursuant to this Agreement, provided that a "General Claim" shall not include any Tax Claim or Environmental Claim;

          (2) "Tax Claim" means any claim based upon, arising out of or otherwise in respect of any inaccuracy in any representation or warranty or any breach of any covenant or agreement made or to be performed by Seller or the Sole Shareholder pursuant to this Agreement related to any Taxes, including, without limitation, those representations and warranties made by Seller and the Sole Shareholder in Section 3.9;

          (3) "Environmental Claim" means any claim arising out of or otherwise in respect of any inaccuracy in any representation or warranty made by Seller and the Sole Shareholder in Section 3.17;

     (b) The Sole Shareholder acknowledges and agrees that prior to the Effective Time, Purchaser intends to perform such investigation of Seller, Seller's business and Assets as it may deem necessary or appropriate; however, no investigation by Purchaser will diminish or obviate any of the representations, warranties, covenants or agreements made or to be performed by Seller or the Sole Shareholder pursuant to this Agreement or Purchaser's right to fully rely upon such representations, warranties, covenants and agreements.

     8.2 Obligation of the Sole Shareholder to Indemnify. Subject to the limitations contained in Sections 8.2 and 8.6, the Sole Shareholder agrees to indemnify Purchaser against, and hold Purchaser harmless from, all Losses asserted against, imposed upon or incurred by Purchaser by reason of, resulting from, arising out of, based upon or otherwise in respect of the following notwithstanding any actual or alleged negligence of Purchaser:

          (a) any inaccuracy in any representation or warranty made by Seller or the Sole Shareholder pursuant to this Agreement; provided that, for purposes of this sentence only, those representations and warranties which are qualified by reference to "Material," "Material Adverse Effect," or "Knowledge" shall be deemed not to include such qualifications; or

          (b) any breach of any covenant or agreement made or to be performed by Seller or the Sole Shareholder pursuant to this Agreement.

     8.3 Obligation of Purchaser to Indemnify. Subject to the limitations contained in Sections 8.1 and 8.6, Purchaser agrees to indemnify the Sole Shareholder against, and hold each of them harmless from, all Losses asserted against, imposed upon or incurred by any of the foregoing by reason of, resulting from, arising out of, based upon or otherwise in respect of the following notwithstanding any actual or alleged negligence of Seller or the Sole
Shareholder:

          (a) any inaccuracy in any representation or warranty made by Purchaser pursuant to this Agreement; provided that, for purposes of this sentence only, those representations and warranties which are qualified by reference to "Material," "Material Adverse Effect," or "Knowledge" shall be deemed not to include such qualifications; or

          (b) any breach of any covenant or agreement made or to be performed by Purchaser pursuant this Agreement.

     8.4 Notice of Loss or Asserted Liability. Promptly after (i) becoming aware of circumstances that have resulted in a Loss for which any Person or Persons entitled to indemnification pursuant to Section 8.2 or Section 8.3 intends to seek indemnification under such Section (the "Indemnified Party") or (ii) receipt by the Indemnified Party of written notice of any demand, claim or circumstances which, with the lapse of time, the giving of notice or both, would give rise to a claim or the commencement (or threatened commencement) of any Litigation that may result in a Loss (an "Asserted Liability"), the Indemnified Party shall give notice thereof (the "Claims Notice") to any other party or parties obligated to provide indemnification pursuant to Section 8.2 or Section
8.3 (the "Indemnifying Party"). The Claims Notice shall describe the Loss or the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnified Party. The Claims Notice may be amended on one or more occasions with respect to the amount of the Asserted Liability or the Loss at any time prior to final resolution of the obligation to indemnify relating to the Asserted Liability or the Loss. If a Claims Notice is not provided promptly as required by this Section 8.4, the Indemnified Party nonetheless shall be entitled to indemnification by the Indemnifying Party to the extent that the Indemnifying Party has not established that it has been prejudiced by such late receipt of the Claims Notice. Notwithstanding the foregoing sentence, however, if the Claims Notice is not provided prior to compromise or payment of any Asserted Liability by the Indemnified Party, the Indemnified Party shall only be entitled to indemnification by the Indemnifying Party to the extent that the Indemnified Party has established that the Indemnifying Party has not been prejudiced by such late receipt of the Claims Notice.

     8.5 Opportunity to Contest. The Indemnifying Party may elect to compromise or contest, at its own expense and with counsel reasonably acceptable to the Indemnified Party, any Asserted Liability. If the Indemnifying Party elects to compromise or contest such Asserted Liability, it shall within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnified Party of its intent to do so by sending a notice to the Indemnified Party (the "Contest Notice"), and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise or contest of such Asserted Liability. If the Indemnifying Party elects not to compromise or contest the Asserted Liability, fails to notify the Indemnified Party of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnified Party (upon further notice to the Indemnifying Party) shall have the right to pay, compromise or contest such Asserted Liability on behalf of and for the account and risk of the Indemnifying Party. Anything in this Section 8.5 to the contrary notwithstanding, (i) the Indemnified Party shall have the right, at its own cost and for its own account, to compromise or contest any Asserted Liability, and (ii) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Asserted Liability or consent to entry of any judgment which does not include an unconditional term releasing the Indemnified Party from all Liability in respect of such Asserted Liability. In any event, the Indemnified Party and the Indemnifying Party may participate, at their own expense, in the contest of such Asserted Liability. Each of Seller, the Sole Shareholder, and Purchaser shall cooperate fully with the others as to all Asserted Liabilities, shall make available to the others as reasonably requested all information, records and documents relating to all Asserted Liabilities and shall preserve all such information, records and documents until the termination of any Asserted Liability. To the extent reasonably practicable, each of Seller, the Sole Shareholder and Purchaser also shall make available to the others, as reasonably requested, its personnel, agents, and other representatives who are responsible for preparing or maintaining information, records, or other documents or who may have particular Knowledge with respect to any Asserted Liability.

     8.6 Limitations on Indemnification.

     (a) Indemnitors shall have no liability with respect to the matters described in clauses (a) or (b) of Sections 8.2 or 8.3 until the total of all Losses with respect thereto exceeds $75,000 (the "Threshold Amount") and then only for the amount by which such Losses exceed $75,000. Notwithstanding the foregoing, (i) any Losses incurred as a result of any matter for which indemnification is required under this Article 8 will be first satisfied by applying any reserves specifically established by Seller prior to the Closing Date for such resulting liability before such Losses are applied to Threshold Amount and (ii) no claim for a Loss may be made for indemnification or aggregated with any other claim for indemnification if the amount of such claim does not exceed $1,000.

     (b) The limitations set forth in this Section shall not apply to any intentional misrepresentation or breach of warranty of any Indemnitor or any intentional failure to perform or comply with any covenant or agreement of any Indemnitor, and the Indemnitors shall be liable for all Losses with respect thereto. No party otherwise entitled to indemnification under this Agreement shall be indemnified pursuant to this Agreement to the extent that such party's Losses are increased or extended by the willful misconduct, violation of Law or bad faith of such party.

     8.7 Subrogation Rights. In the event that the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Article 8, the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the Loss to which such indemnification relates; provided, however, that the Indemnifying Party shall only be subrogated to the extent of any amount paid by it pursuant to this
Article 8 in connection with such Loss.

                                      -28

     8.8 Tax Effect. The Liability of the Indemnitors with respect to any Indemnification Claim shall be reduced by the tax benefit actually realized as a result of any Losses upon which such Indemnification Claim is based, and shall include any tax detriment actually suffered by the Indemnitees as a result of such Losses. The amount of any such tax benefit or detriment shall be determined by taking into account the effect, if any and to the extent determinable, of timing differences resulting from the acceleration or deferral of items of gain or loss resulting from such Losses and shall otherwise be determined so that payment by the Indemnitors of the Indemnification Claim, as adjusted to give effect to any such tax benefit or detriment, will make the Indemnitee as economically whole as is reasonably practical with respect to the Losses upon which the Indemnification Claim is based. Any dispute as to the amount of such tax benefit or detriment shall be resolved by arbitration as provided in Section
8.11 of this Agreement.

     8.9 Indemnification Payments. Subject to the terms hereof and unless contested in good faith, an Indemnifying Party shall pay to the Indemnified Party the full amount of any and all Losses (other than Losses resulting from an Asserted Liability) under this Article 8 within thirty (30) days of receipt of the Claims Notice thereof and the full amount of any Loss resulting from an Asserted Liability within thirty (30) days of the date such Litigation is terminated or the date a final judgment or award is rendered and no appeal is taken, and thereafter the amount of such Loss shall bear interest at the legal rate on judgments, provided that interest on such amount shall not accrue during the pendancy of an amount that is being contested in good faith, including a contest through arbitration.

     8.10 Indemnification Exclusive Remedy. If the Effective Time occurs, except for remedies based upon fraud and except for equitable remedies, the remedies provided in this Article 8 constitute the sole and exclusive remedies for recovery against a party to this Agreement based upon the inaccuracy, untruth, incompleteness or breach of any representation or warranty of such party contained herein or in any certificate, Schedule, or Exhibit furnished by such party in connection herewith, or based upon the failure of such party to perform any covenant, agreement, or undertaking required by the terms hereof to be performed by such party.

     8.11 Arbitration. All disputes arising under this Article 8 (other than claims in equity) shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Arbitration shall be by a single arbitrator experienced in the matters at issue and selected by the Indemnifying Party and the Indemnified Party and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in such place in Reston, Virginia as may be specified by the arbitrator (or any place agreed to by the Indemnifying Party, the Indemnified Party and the arbitrator). The decision of the arbitrator shall be final and binding as to any matters submitted under this Article 8; provided, however, if necessary, such decision and satisfaction procedure may be enforced by either the Indemnifying Party or the Indemnified Party or in any court of record having jurisdiction over the subject matter or over any of the parties to this Agreement. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys' fees) shall be borne by the party against which the decision is rendered, or, if no decision is rendered, such costs and expenses shall be borne equally by the Indemnitors as one party and the Indemnitees as the other party. If the arbitrator's decision is a compromise, the determination of which party or parties bears the costs and expenses incurred in connection with any such arbitration proceeding shall be made by the arbitrator on the basis of the arbitrator's assessment of the relative merits of the parties' positions.


                                    ARTICLE 9
                                   TERMINATION

     9.1 Method of Termination. This Agreement and the transactions contemplated by it may be terminated at any time prior to the Effective Time:

     (a) By the mutual consent of Seller and Purchaser at any time;

     (b) By Seller at any time after September 30, 1999, if any of the conditions set forth in Article 7 have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act by Seller or the Sole Shareholder;

     (c) By Purchaser at any time after September 30, 1999, if any of the conditions set forth in Article 6 have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act of Purchaser;

     (d) By Purchaser pursuant to Section 5.457.

     9.2 Notice of Termination. Notice of termination of this Agreement, as provided for in this Article 9, shall be given by the parties so terminating to the other parties hereto in accordance with Section 9.1.

     9.3 Effect of Termination. In the event of a termination of this Agreement pursuant to Section 9.1, this Agreement (other than Section 5.3 and this Section 9.3) shall become void and of no further force and effect, and each party shall pay the costs and expenses incurred by it in connection with this Agreement, and no party (or any of its agents, counsel, representatives, Affiliates or assigns) shall be liable to any other party for any Loss hereunder. In addition, in the event Seller terminates this Agreement pursuant to Section 9.1(b), Purchaser shall promptly pay to Seller the sum of $250,000. Seller and the Sole Shareholder acknowledge that the payment provided in this Section 9.3 is intended by the parties to constitute liquidated damages for any breach by Purchaser of the terms of this Agreement, and not a penalty, and the exclusive remedy after termination of this Agreement. Upon payment of any such sum required by this Section 9.3, Seller and the Sole Shareholder shall have no further rights or claims against Purchaser.

     9.4 Risk of Loss. Seller assumes all risk of condemnation, destruction or Loss due to fire or other casualty from the date of this Agreement until the Effective Time. If the condemnation, destruction or Loss is such that it has a Material Adverse Effect on Seller, then Purchaser shall have the right to terminate this Agreement.


                                   ARTICLE 10
                                   DEFINITIONS

                  The following terms (in their singular and plural forms as appropriate) as used in this Agreement shall have the meanings set forth below unless the context requires otherwise:

     "Accounts Receivable" shall mean all accounts receivable, notes receivable, and other monies due to Seller for sales and deliveries of goods, performance of services and other business transactions (whether or not on the books of Seller) on the Effective Time.

     "Affiliate" of a Person shall mean (i) any Person directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common control with, such Person, (ii) any officer, director, partner, employee, agent, or representative or direct or indirect beneficial or legal owner of any 10% or greater equity or voting interest of such Person, or (iii) any entity for which a Person described in (ii) above acts in any such capacity.

     "Agreement" shall mean this Agreement, including the Exhibits and Schedules delivered pursuant hereto or referred to herein.

     "Assets" of a Person shall mean all of the Assets, properties, and rights of Seller of every kind, nature, character, and description, whether real, personal or mixed, whether tangible or intangible, whether accrued, contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, in existence on the date hereof and any additions thereto on or before the Effective Time, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Computer Software" shall mean all computer programs, materials, tapes, source and object codes, and all prior and proposed versions, releases, modifications, updates, upgrades, and enhancements thereto, as well as all documentation and listings related thereto.

     "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

     "Contract"   shall   mean  any   written  or  oral   contract,   agreement,
understanding, lease, usufruct, license plan, instrument, commitment, restriction, arrangement, obligation, undertaking, practice, or authorization of any kind or character or other document to which any Person is a party or that is binding on any Person or its securities, Assets, or business.

     "Databases" shall mean databases in all forms, versions and media, together with prior and proposed updates, modifications and enhancements thereto, as well as all documentation and listings therefor, other than Licenses.

     "Default" shall mean (i) a breach of, default under, or misrepresentation in or with respect to any Contract or License, (ii) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of, default under, or misrepresentation in any Contract or License, or
(iii) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right to terminate, change the terms of or renegotiate any Contract or License or to accelerate, increase, or impose any Liability under any Contract or License.

     "Employee Benefit Plan" shall mean collectively, each pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, any other written or unwritten employee program, arrangement, agreement or understanding, whether arrived at through collective bargaining or otherwise, any medical, vision, dental or other health plan, any life insurance plan, or any other employee benefit plan or fringe benefit plan, including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of ERISA currently or previously adopted, maintained by, sponsored in whole or in part by, or contributed to by Seller or any Affiliate for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate. The "employee benefit plans" as defined in Section 3(3) of ERISA and any other plan, fund, policy, program, practice, custom, understanding or arrangement providing compensation or other benefits to any current or former officer or employee of Seller, or any dependent or beneficiary thereof, maintained by Seller or under which Seller has any obligation or Liability, whether or not they are or are intended to be (i) covered or qualified under the Code, ERISA or any other applicable Law, (ii) written or oral, (iii) funded or unfunded, (iv) actual or contingent, or (v) generally available to any or all employees (or former employees) of Seller or any Subsidiary (or their beneficiaries or dependents), including, without limitation, all incentive, bonus, deferred compensation, flexible spending accounts, cafeteria plans, vacation, holiday, medical, disability, share purchase or other similar plans, policies, programs, practices or arrangements.

     "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

     "Equity Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

     "ERISA" shall mean Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" shall mean any Employee Benefit Plan which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, or an "employee welfare benefit plan" as that term is defined in Section 3(1) of ERISA.

     "GAAP" shall mean generally accepted accounting principles consistently applied.

     "Governmental Authority" shall mean any federal, state, county, local, foreign or other governmental or public agency, instrumentality, commission, authority, board or body.

     "Hart-Scott Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C.A. ss. 18(a), as amended, and all Laws promulgated thereunder.

     "Hazardous Substance" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products or oil.

     "Improvements" shall mean all buildings, structures, fixtures and other improvements included in the Real Property.

     "Intellectual Property" shall mean (i) patents and pending patent applications together with any and all continuations, divisions, reissues, extensions and renewals thereof, (ii) trade secrets, know-how, inventions, formulae and processes, whether trade secrets or not, (iii) tradenames, trademarks, service marks, logos, assumed names, brand names, and all registrations and applications therefor together with the goodwill of the business symbolized thereby, (iv) copyrights and any registrations and applications therefor, (v) technology rights and licenses, and (vi) Computer Software and all other intellectual property owned by, registered in the name of, or used in the business of a Person or in which a Person or its business has any interest.

     "Inventory" shall mean all inventories of raw materials, supplies, purchased parts to be incorporated in finished products, operating parts and supplies, work-in-process, finished products, advertising materials and other inventories.

     "IRS" shall mean the Internal Revenue Service of the United States of America.

     "Knowledge" shall mean those facts the Chairman, President, and Chief Financial Officer of such Person after due inquiry knew or reasonably should have known.

     "Law" shall mean any code, law, order, ordinance, regulation rule, or statute of any Governmental Authority.

     "Leased Personal Property" shall mean all personal property used in Seller's business that is not owned by Seller that Seller either uses or has the right to use.

     "Leased Real Property" shall mean all Real Property used in Seller's business that is not owned in fee simple by Seller that Seller either occupies or uses or has the right to occupy or use.

     "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, expense (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills and checks presented to banks for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute, contingent, liquidated, unliquidated, matured, unmatured or otherwise.

     "License" shall mean any license, franchise, notice, permit, easement, right, certificate, authorization, approval or filing to which any Person is a party or that is or may be binding on any Person or its securities, property or business.

     "Lien" shall mean any mortgage, lien, security interest, pledge, hypothecation, encumbrance, restriction, reservation, encroachment, infringement, easement, conditional sale agreement, title retention or other security arrangement, defect of title, adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to any property or property interest.

     "Litigation" shall mean any action, administrative or other proceeding, arbitration, cause of action, claim, complaint, criminal prosecution, inquiry, hearing, investigation (governmental or otherwise), notice (written or oral) by any Person alleging potential liability or requesting information relating to or affecting Seller, the Business, the Assets (including, without limitation, Contracts relating to Seller) or the transactions contemplated by this Agreement.

     "Loss" shall mean any and all direct or indirect demands, claims, payments, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, causes of action, suits, losses, damages, liabilities, costs, expenses (including without limitation, (i) interest, penalties and reasonable attorneys' fees and expenses, (ii) attorneys' fees and expenses necessary to enforce rights to indemnification hereunder, and (iii) consultant's fees and other costs of defense or investigation), and interest on any amount payable to a Third Party as a result of the foregoing, whether accrued, absolute, contingent, known, unknown, or otherwise as of the Effective Time or thereafter, but excluding punitive, exemplary, incidental or consequential damages (including, but not limited to, lost income and profits and interruptions of business).

     "Material" or "Materially" shall be determined in light of the facts and circumstances of the matter in question; provided, however, that any specific monetary amount cited in this Agreement shall be deemed to determine materiality in that instance.

     "Material Adverse Change" or "Material Adverse Effect" on or with respect to a Person means any Material adverse change in or effect on (i) the business, operations, Assets, Liabilities, condition (financial or otherwise), or results of operations of such Person, (ii) the ability of such party to consummate the transactions contemplated by this Agreement to which it is or will be a party, or (iii) the ability of such party to perform any of its obligations under this Agreement to which it is or will be a party, if such change or effect Materially impairs the ability of such party to perform its obligations hereunder or thereunder, taken as a whole, provided that "Material Adverse Change" or "Material Adverse Effect" shall not be deemed to include the impact of (1) changes in GAAP generally applicable to companies engaged in the business of Seller, (2) actions and omissions of a party taken with the prior informed written consent of the other party in contemplation of the transactions contemplated hereby, and (3) the direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement.

     "Nasdaq NMS" shall mean the Nasdaq National Market System.

     "NCBCA" shall mean the North Carolina Business Corporation Act.

     "1933 Act" shall mean the Securities Act of 1933, as amended.

     "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Order" shall mean any decree, injunction, judgment, order, ruling, writ, quasi-judicial decision or award or administrative decision or award of any federal, state, local, foreign or other court, arbitrator, mediator, tribunal, administrative agency or Governmental Authority to which any Person is a party or that is or may be binding on any Person or its securities, Assets or business.

     "Owned Personal Property" shall mean all personal property used in Seller's business other than Leased Personal Property.

     "Owned Real Property" shall mean all Real Property used in Seller's business other than Leased Real Property.

     "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

     "Permitted Liens" shall mean (i) Liens for current real property taxes not yet due and payable and (ii) Liens that do not Materially affect the value or use of the Asset subject to such Lien.

     "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association or any person acting in a representative capacity.

     "Purchaser Common Stock" shall mean the $ .01 par value common stock of Purchaser.

     "Purchaser Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Purchaser as of June 30, 1999 and March 31, 1999 and 1998, and the related statements of earnings, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the three (3) months ended June 30, 1999 and for each of the years ended March 31, 1999, 1998 and 1997, as filed by Purchaser in SEC Documents, and (ii) the consolidated balance sheets of Purchaser (including related notes and schedules, if any) and related statements of earnings, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1999.

     "Related Person" shall mean, with regard to any natural Person, his spouse, parent, sibling, child, aunt, uncle, niece, nephew, in-law, grandparent and grandchild (including by adoption) and any trustees or other fiduciaries for the benefit of such relatives.

     "Purchase Preferred Stock" shall mean the $ .01 par value preferred stock of Purchaser.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

     "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

     "Seller Common Stock" shall mean the $ 1.00 par value Class A Common Stock of Seller.

     "Seller Financial Statements" shall mean (i) the unaudited balance sheets of Seller as of July 31, 1999, and the related statements of income for the period then ended, (ii) the unaudited balance sheets of Seller as of December 31, 1998, and December 31, 1997, and the related statements of income and cash flows for each of the years then ended, together with the notes thereto, and
(iii) the financial statements delivered by Seller pursuant to Section 5.8 subsequent to July 31, 1999.

     "Subsidiary" shall mean any corporation, association, or other business entity of which the Person in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

     "Tax" or "Taxes" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposes or required to be withheld by the United States or any state, county, local, or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

     "Tax Returns" shall mean any report, return, information return, filings, declarations, statements or other information required to be supplied to a Governmental Authority in connection with Taxes.

     "Third Party" or "Third Parties" shall mean any Person that is not Purchaser, Seller, or a Shareholder or an Affiliate of Purchaser, Seller, or a Shareholder.

     "Unaudited Balance Sheet" shall mean (i) at the time of executing this Agreement, the unaudited balance sheet of Seller as of July 31, 1999 included in the Seller Financial Statements and (ii) at the Effective Time, the unaudited balance sheet of Seller delivered pursuant to Section 5.8 for the month ended immediately preceding the Effective Time.

     "Unaudited Balance Sheet Date" shall mean the date of the Unaudited Balance Sheet.

     "Undisclosed Liabilities" shall mean any Liability that is not reflected or reserved against in the Seller or Purchaser Financial Statements or disclosed in a Schedule.

                                   ARTICLE 11
                                  MISCELLANEOUS

     11.1 Notices.

          (a) All notices, requests, demands and other communications hereunder shall be (i) delivered by hand, (ii) mailed by registered or certified mail, return receipt requested, first class postage prepaid and properly addressed, (iii) sent by national overnight courier service, or (iv) sent by facsimile, graphic scanning or other telegraphic communications equipment to the parties or their assignees, addressed as follows:

                    To Seller:                 CLG, INC.
                                            3001 Spring Forest Road
                                            Raleigh, North Carolina  27616
                                            Telecopy Number:  (919) 876-1652
                                            Attention:  Edwin J. Lee

                    To Sole Shareholder:    CENTURA BANKS
                                            134 North Church Street
                                            Rocky Mount, North Carolina  27804
                                            Telecopy Number:  (252) 454-4400

                                            Attention:  Steven J. Goldstein
                    with a copy to:         CENTURA BANKS
                                            134 North Church Street
                                            Rocky Mount, North Carolina  27804
                                            Telecopy Number:  (252) 454-8283
                                            Attention:  Joseph A. Smith, Jr.

                    To Purchaser:           MLC HOLDINGS, INC.
                                            400 Herndon Parkway
                                            Herndon,  Virginia 20170
                                            Telecopy Number:  (703) 834-5718
                                            Attention:     Phillip G. Norton

                    with a copy to:         ALSTON & BIRD LLP
                                            601 Pennsylvania Avenue, N.W.
                                            North Building, 11th Floor
                                            Washington, D.C. 20004-2601
                                            Telecopy Number: (202) 756-3333
                                            Attention:  Frank M. Conner III

                                            -and-

                                            GELTNER & ASSOCIATES, P.C.
                                            Number Ten E Street, S.E.
                                            Washington, D.C.  20003-2611
                                            Telecopy Number: (202) 547-1138
                                            Attention:  Michael E. Geltner



     (b) All notices, requests, instructions or documents given to any party in accordance with this Section 11.1 shall be deemed to have been given (i) on the date of receipt if delivered by hand, overnight courier service or if sent by facsimile, graphic scanning or other telegraphic communications equipment or
(ii) on the date three (3) business days after depositing with the United States Postal Service if mailed by United States registered or certified mail, return receipt requested, first class postage prepaid and properly addressed.

     (c) Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 11.1.

     11.2 Entire Agreement. This Agreement, the Schedules, the Exhibits constitute the entire agreement between the parties relating to the subject matter hereof and thereof and supersede all prior oral and written, and all contemporaneous oral negotiations, discussions, writings and agreements relating to the subject matter of this Agreement.

     11.3 Modifications, Amendments, and Waivers.

     (a) At any time prior to or subsequent to the Closing, the parties hereto may, by mutual written agreement and in no other manner, (a) extend the time for the performance of any of the obligations or other acts of the parties hereto other than the conditions contained in Articles 6 and 7, the time for completion of which may be extended unilaterally or which may be waived unilaterally by Purchaser and Seller, respectively, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto, (c) waive compliance with any of the covenants or agreements contained in this Agreement, or (d) make any other modifications of this Agreement approved by each of the parties hereto.

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     (b) The  failure  or  delay of any  party  at any time or times to  require performance of any provision of this Agreement shall in no manner affect its right to enforce that provision. No single or partial waiver by any party of any condition of this Agreement, or the breach of any term, agreement or covenant or the inaccuracy of any representation or warranty of this Agreement, whether by conduct or otherwise, in any one or more instances shall be construed or deemed to be a further or continuing waiver of any such condition, breach or inaccuracy or a waiver of any other condition, breach or inaccuracy.

     11.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto, and their respective estates, successors, legal or personal representatives, heirs, distributees, designees and assigns, but no assignment shall relieve any party of the obligations hereunder. The Sole Shareholder acknowledges that Purchaser intends to merge Seller into and with a subsidiary of Purchaser and that as a result of such merger, all rights and obligations of Seller under this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the subsidiary of Purchaser. This Agreement cannot be assigned by any party without the prior written consent of the other parties hereto.

     11.5 Time of the Essence. The parties agree that time is of the essence in the performance and satisfaction of this Agreement and each of the conditions specified in Articles 6 and 7 are material for purposes of this Agreement.

     11.6 Table of Contents; Captions; References. The table of contents and the captions and other headings contained in this Agreement as to the contents of particular articles, sections, paragraphs or other subdivisions contained herein are inserted for convenience of reference only and are in no way to be construed as part of this Agreement or as limitations on the scope of the particular articles, sections, paragraphs or other subdivisions to which they refer and shall not affect the interpretation or meaning of this Agreement. All references in this Agreement to "Section" or "Article" shall be deemed to be references to a Section or Article of this Agreement.

     11.7 Governing Law. This Agreement shall be controlled, construed and enforced in accordance with the substantive Laws of the State of Delaware, without respect to the Laws related to choice or conflicts of Laws.

     11.8 Pronouns. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

     11.9 Severability. Should any one or more of the provisions of this Agreement be determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. To the extent such determination is reasonably likely to give rise to a Material Adverse Effect, the parties shall endeavor in good faith to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as practicable to that of the invalid, illegal or unenforceable provisions.

     11.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original; but all of such counterparts shall together constitute one and the same instrument.

     11.11 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Purchaser, Seller or the Sole Shareholder, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. On the contrary, this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

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


         IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.

                                               MLC HOLDINGS, INC.

[CORPORATE SEAL]

Attest:                                 By:
           Kleyton L. Parkhurst                Phillip G. Norton
           Secretary                           Chairman of the Board,
                                               President, and Chief Executive
                                               Officer


                                               CLG, INC.

[CORPORATE SEAL]

Attest:                                 By:
           Kathleen Acker-Donnelly             Edwin J. Lee
           Secretary                           President


                                               CENTURA BANKS

[CORPORATE SEAL]

Attest:                                 By:
          Joseph A. Smith, Jr.                 William H. Wilkerson
          Secretary                            President


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                                                                     Exhibit 6.5


                               OPINION OF COUNSEL


     This opinion is delivered pursuant to Section 6.5 of the Agreement. Capitalized terms used in this opinion shall have the meaning set forth in the Agreement.

                  1. The Sole Shareholder and Seller are corporations duly organized, validly existing, and in good standing under the laws of the State of North Carolina with full corporate power and authority to carry on the business in which they are engaged.

                  2. The execution and delivery of the Agreement and compliance with its terms, and consummation of the transactions contemplated thereby, do not and will not violate or contravene any provision of the Articles of Incorporation or Bylaws of the Sole Shareholder or of Seller.

                  3. In accordance with the laws of North Carolina, the Articles of Incorporation of the Sole Shareholder and of Seller, and the Bylaws of the Sole Shareholder and of Seller, and pursuant to resolutions duly adopted by their Boards of Directors, the Agreement has been duly adopted and approved by the respective Boards of Directors of the Sole Shareholder and Seller.

                  4. All proceeds required by law or by provisions of the Agreement to be taken by the Sole Shareholder and by Seller in connection with the due consummation of the transactions contemplated by the Agreement have been duly and validly taken.

                  5. The  Agreement  has  been  duly and  validly  executed  and delivered by the Sole Shareholder and by Seller, and assuming valid authorization, execution, and delivery by Purchaser, constitutes a valid and binding agreement of the Sole Shareholder and of Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally, provided, however, that I express no opinion as to the availability of the equitable remedy of specific performance.

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